Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-174787 and 333-174787-01

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED APRIL 4, 2012

THE DATE OF THIS SUPPLEMENT IS AUGUST 20, 2012

On August 17, 2012, Energy Future Intermediate Holding Company LLC filed the attached Current Report on

Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 14, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On August 14, 2012, Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Issuer”), a direct, wholly-owned subsidiary of EFIH, completed an offering of $250 million aggregate principal amount of the Issuer’s 6.875% Senior Secured Notes due 2017 (the “First Lien Notes”) and $600 million aggregate principal amount of the Issuer’s additional 11.750% Senior Secured Second Lien Notes due 2022 (the “New 2022 Second Lien Notes”) in a private placement conducted pursuant to the exemptions from registration contained in Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The First Lien Notes were issued pursuant to an Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “First Lien Indenture”). The New 2022 Second Lien Notes were issued as additional notes pursuant to the Indenture, dated as of April 25, 2011 (the “Second Lien Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 6, 2012 (the “Second Lien First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 28, 2012 (the “Second Lien Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 31, 2012 (the “Second Lien Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of August 14, 2012 (the “Second Lien Fourth Supplemental Indenture”), each among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), pursuant to which the Issuer previously issued $406 million aggregate principal amount of its 11% Senior Secured Second Lien Notes due 2021 (the “2021 Second Lien Notes”) and $1.15 billion aggregate principal amount of its 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Second Lien Notes”). The New 2022 Second Lien Notes have identical terms, other than the issue date and issue price, will be fungible with, and constitute part of the same series as, the Initial 2022 Second Lien Notes. The holders of the New 2022 Second Lien Notes, the Initial 2022 Second Lien Notes and the 2021 Second Lien Notes will generally vote as a single class under the terms of the Second Lien Indenture.

The New 2022 Second Lien Notes and the Initial 2022 Second Lien Notes are referred to herein collectively as the “2022 Second Lien Notes.” The 2022 Second Lien Notes and the 2021 Second Lien Notes are referred to herein collectively as the “Second Lien Notes.” The First Lien Notes and the 2022 Second Lien Notes are referred to herein collectively as the “Notes.”

The First Lien Notes will mature on August 15, 2017. Interest on the First Lien Notes is payable in cash in arrears on February 15 and August 15 of each year at a fixed rate of 6.875% per annum, commencing on February 15, 2013. The 2022 Second Lien Notes will mature on March 1, 2022. Interest on the 2022 Second Lien Notes is payable in cash in arrears on March 1 and September 1 of each year at a fixed rate of 11.750% per annum, commencing on September 1, 2012.

The First Lien Notes are secured, equally and ratably, with certain outstanding indebtedness of the Issuer and EFH Corp., on a first-priority basis, by the pledge of all of the membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) (such membership interests and other investments, the “Collateral”). The 2022 Second Lien Notes are secured, equally and ratably with the 2021 Second Lien Notes, on a second-priority basis, by the pledge of the Collateral.

The First Lien Notes are effectively senior to all indebtedness of EFIH secured by the Collateral on a second-priority basis and to all unsecured indebtedness of EFIH, each to the extent of the value of the Collateral. The Second Lien Notes are effectively subordinated to EFIH’s existing and future indebtedness that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral, and effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral (after taking into account the obligations secured by the Collateral on a first-priority basis). The Notes are structurally subordinated to all existing and future indebtedness and other liabilities of the subsidiaries of EFIH (other than EFIH Finance), including all indebtedness and other liabilities of Oncor Holdings and its subsidiaries. The Notes will be senior in right of payment to any future subordinated indebtedness of EFIH.

2

The Notes and the Indentures restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things:

•	make restricted payments,

•	incur indebtedness and issue preferred stock,

•	incur liens,

•	permit dividend and other payment restrictions on restricted subsidiaries,

•	merge, consolidate or sell assets, and

•	engage in transactions with affiliates.

These covenants are subject to a number of important additional limitations and exceptions.

The Notes and the Indentures also contain customary events of default, including, among others, failure to pay principal of or interest on the Notes when due. If an event of default occurs under the First Lien Notes and the First Lien Indenture, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the First Lien Notes may declare the principal amount of the First Lien Notes to be due and payable immediately. If an event of default occurs under the Second Lien Indenture and either the 2022 Second Lien Notes or the 2021 Second Lien Notes, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the 2022 Second Lien Notes and the 2021 Second Lien Notes may declare the principal amount of the 2022 Second Lien Notes and the 2021 Second Lien Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indentures (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor Electric Delivery Company LLC (“Oncor”), and its subsidiaries are unrestricted subsidiaries under the Indentures and, accordingly, are not subject to any of the restrictive covenants in the Indentures. None of Oncor Holdings, Oncor or their respective subsidiaries or EFH Corp. and its competitive subsidiaries, including Texas Competitive Electric Holdings Company LLC, guarantee (or are obligated in any way with respect to) the Notes.

The Issuer may redeem the First Lien Notes, in whole or in part, at any time on or after February 15, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before February 15, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the First Lien Notes from time to time at a redemption price of 106.875% of the aggregate principal amount of the First Lien Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the First Lien Notes at any time prior to February 15, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the First Lien Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Issuer may redeem the 2022 Second Lien Notes, in whole or in part, at any time on or after March 1, 2017, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before March 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the 2022 Second Lien Notes from time to time at a redemption price of 111.750% of the aggregate principal amount of the 2022 Second Lien Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the 2022 Second Lien Notes at any time prior to March 1, 2017 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the 2022 Second Lien Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

A copy of the First Lien Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Second Lien Base Indenture was previously filed as Exhibit 4(e) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the United States Securities and Exchange Commission (the “SEC”) on April 29, 2011; a copy of the Second Lien First Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 7, 2012; a copy of the Second Lien Second Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 29, 2012; a copy of the Second Lien Third Supplemental Indenture was previously filed as Exhibit 4(a) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on July 31, 2012; and a copy of the Second Lien Fourth Supplemental Indenture is attached hereto as Exhibit 4.2, and each is incorporated herein by reference. The above description of the Indentures is qualified in its entirety by reference to the Indentures.

3

Registration Rights Agreement

On August 14, 2012, the Issuer also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuer and the initial purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed to register with the SEC notes having substantially identical terms as the First Lien Notes and the New 2022 Second Lien Notes, as applicable (except for provisions relating to transfer restrictions and payment of additional interest), as part of an offer to exchange such registered notes for the First Lien Notes and the New 2022 Second Lien Notes, respectively, and to complete such exchange offer no later than 365 days after (i) August 14, 2012 with respect to the First Lien Notes and (ii) February 6, 2012 with respect to the New 2022 Second Lien Notes. The Issuer has also agreed to file one or more “shelf” registration statements under certain circumstances to cover resales of the Notes. If such obligations are not satisfied with respect to the applicable Notes (each, a “Registration Default”), the annual interest rate on the applicable Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the applicable Notes will increase by 50 basis points over the applicable original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the interest rate on the applicable Notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indentures and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit No.	Description

4.1	Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.875% Senior Secured Notes due 2017.

4.2	Fourth Supplemental Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.750% Senior Secured Second Lien Notes due 2022.

4.3	Registration Rights Agreement, dated as of August 14, 2012, among the Issuer and the initial purchasers named therein.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: August 17, 2012

5

Exhibit 4.1

EXECUTION VERSION

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

AND

EFIH FINANCE INC.

6.875% SENIOR SECURED NOTES DUE 2017

INDENTURE

DATED AS OF AUGUST 14, 2012

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A.

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	10.06
	(b)(2)	7.06; 7.07; 10.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.03; 4.04; 13.02; 13.05
	(b)	10.05
	(c)(1)	7.02; 13.04
	(c)(2)	7.02; 13.04
	(c)(3)	N.A.
	(d)	10.06
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316(a) (last sentence)		2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05; 2.12; 9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A.	means not applicable.
*	This Cross Reference Table is not part of the Indenture.

i

Section 13.08	Governing Law	135
Section 13.09	Waiver of Jury Trial	135
Section 13.10	Force Majeure	136
Section 13.11	No Adverse Interpretation of Other Agreements	136
Section 13.12	Successors	136
Section 13.13	Severability	136
Section 13.14	Counterpart Originals	136
Section 13.15	Table of Contents, Headings, etc.	136
Section 13.16	Qualification of Indenture	136
Section 13.17	Ring-Fencing of Oncor	136

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of August 14, 2012 among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

WITNESSETH

WHEREAS, the Issuer has duly authorized the creation of an issue of $250,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2017 (the “Initial Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Issuer may enforce such agreement against such participants.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 15, 2015 (such redemption price as set forth in the table appearing under Section 3.07(d) hereof), plus (ii) all required interest payments due on such Note through February 15, 2015 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of EFIH or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by EFIH or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of EFIH in a manner permitted by Section 5.01 hereof (other than a disposition excluded from Section 5.01 by the proviso at the end of the first paragraph of Section 5.01 hereof) or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to EFIH or by EFIH or a Restricted Subsidiary to another Restricted Subsidiary; provided, however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) (i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by EFIH or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l) [Intentionally Omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally Omitted];

(o) [Intentionally Omitted];

(p) [Intentionally Omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof or EFIH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by EFIH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by EFIH to no longer be commercially suitable for such purpose;

(u) [Intentionally Omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally Omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof.

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee, and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to Section 4.12(b) of this Indenture).

“Asset Sale Offer” has the meaning set forth in Section 4.10(d) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“broker-dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of EFIH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by EFIH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets, to any Person other than a Permitted Holder, other than (A) a Permitted Asset Transfer meeting the requirements of the proviso following clause (3) of this definition of “Change of Control” and (B) any foreclosure on the Collateral; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (1) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be, (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by EFIH in good faith), (iii) is at least equal to the fair market value (as determined by EFIH in good faith) of the assets sold, transferred, conveyed or otherwise disposed of, and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(ii) such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period; and

(e) each Guarantor, unless it is the other party to the transaction, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under this Indenture and the Notes;

(2) EFIH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own, directly or indirectly, beneficially and of record at least a majority of the total voting power of the voting stock of EFIH;

provided, however, that a Permitted Asset Transfer shall not constitute a Change of Control if,

(a) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, such Permitted Asset Transfer complies with Section 5.01 hereof; provided that the Successor Company may not be an Oncor Subsidiary;

(b) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, the Successor Company has assumed all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents to which the Issuer is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee, in accordance with Section 5.01 hereof;

(c) immediately after such transaction no Default exists;

(d) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Successor Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof; or

(ii) the Fixed Charge Coverage Ratio (as defined in this Indenture) for the Successor Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(e) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period; and

(f) EFIH or the Successor Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (2) of the definition thereof or by way of merger, wind-up or consolidation of EFIH pursuant to clause (1) of the definition thereof is being consummated, the new or amended Security Documents to be entered into by EFIH or the Successor Company, as the case may be, are enforceable obligations of EFIH or the Successor Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Clearstream” means Clearstream Banking, société anonyme, and its successors.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under Section 4.10(h) hereof.

“Collateral Excess Proceeds” has the meaning set forth under Section 4.10(h) hereof.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of November 16, 2009, among EFIH, the trustees for the EFIH 9.75% Notes and the EFH Corp. 9.75% Notes, any other Parity Lien Representatives from time to time party thereto, any Junior Lien Representatives from time to time Party thereto and the Collateral Trustee.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease

Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” imposed in connection with failure to register other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by EFIH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after November 16, 2009 and (ii) consisting of Oncor-related Assets made after November 16, 2009;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by Section 4.08 hereof; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to EFIH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to EFIH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as EFIH has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income (A) any income arising from any sale or other disposition of Restricted Investments made by EFIH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from EFIH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by EFIH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof and (B) any income described in paragraph (17) of Section 4.07(b) hereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of EFIH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of EFIH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of EFIH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the

“maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by EFIH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the first address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to EFIH or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Deposit L/C Loan” means any Deposit L/C Loans under, and as defined in any Credit Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by EFIH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of EFIH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of EFIH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by EFIH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of EFIH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by EFIH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries under this Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Initial Notes, the offerings of any Additional Notes and Exchange Notes, the exchange offers relating to the EFH Corp. 9.75% Notes, the EFIH 9.75% Notes, the EFIH 10.000% Notes and the offerings of the EFH Corp. 10.000% Notes, the EFIH 11% Notes and the EFIH 11.750% Notes, any Credit Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under Section 4.11 hereof and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to any Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by EFIH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of EFIH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of EFIH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(l) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFCH” means Energy Future Competitive Holdings Company.

“EFH Corp.” means Energy Future Holdings Corp., the parent of EFIH.

“EFH Corp. 2017 Notes” means EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017, including the guarantees thereof.

“EFH Corp. 9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFH Corp. under the EFH Corp. 9.75% Notes Indenture, including the guarantees thereof.

“EFH Corp. 9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company N.A., under which the EFH Corp. 9.75% Notes were issued.

“EFH Corp. 10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by EFH Corp. under the EFH Corp. 10.000% Notes Indenture, from time to time, including the guarantees thereof, and any exchange notes and exchange guarantees issued in exchange therefor.

“EFH Corp. 10.000% Notes Indenture” means the Indenture, dated as of January 12, 2010, as supplemented, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company, N.A., under which the EFH Corp. 10.000% Notes were issued.

“EFH Corp.’s Ratable Portion of Oncor Dividends” means the amount obtained by multiplying (a) the aggregate amount of cash received by EFIH by means of a cash dividend from the Oncor Subsidiaries after November 16, 2009 (other than dividends constituting proceeds from Asset Sales of Oncor-related Assets) by (b) a fraction, the numerator of which shall be the sum of the aggregate principal amount of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH pursuant to clause (2) of Section 4.09(b) hereof and the denominator of which shall be the aggregate principal amount of (i) the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Parity Lien Debt of EFH Corp. that is guaranteed by EFIH plus (ii) the Notes, any Additional Notes, any Exchange Notes, the EFIH 9.75% Notes, any additional EFIH 9.75% Notes, the EFIH 10.000% Notes, any additional EFIH 10.000% Notes and any other Parity Lien Debt of EFIH, in the case of clauses (i) and (ii) incurred pursuant to clause (2) of Section 4.09(b) hereof and at the time outstanding.

“EFIH” means Energy Future Intermediate Holding Company LLC; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “EFIH” shall be deemed to mean the Board of Directors of EFIH when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“EFIH 9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by the Issuer under the EFIH 9.75% Notes Indenture, including any guarantees thereof.

“EFIH 9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, between the Issuer and The Bank of New York Mellon Trust Company N.A., under which the EFIH 9.75% Notes were issued.

“EFIH 10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by the Issuer under the EFIH 10.000% Notes Indenture, including any guarantees thereof.

“EFIH 10.000% Notes Indenture” means the Indenture, dated as of August 17, 2010, between the Issuer and The Bank of New York Mellon Trust Company N.A., under which the EFIH 10.000% Notes were issued.

“EFIH 10.000% Notes Issue Date” means August 17, 2010.

“EFIH 11% Notes” means the 11% Senior Secured Second Lien Notes due 2021 issued by the Issuer under the EFIH 11% Notes Indenture, including any guarantees thereof, and any exchange notes and exchange guarantees issued in exchange therefor.

“EFIH 11% Notes Indenture” means the Indenture, dated as of August 25, 2011, between the Issuer and The Bank of New York Mellon Trust Company N.A., as amended and supplemented from time to time, under which the EFIH 11% Notes and the EFIH 11.750% Notes were issued.

“EFIH 11.750% Notes” means the 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuer under the EFIH 11% Notes Indenture, including any guarantees thereof, and any exchange notes and exchange guarantees issued in exchange therefor.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or EFIH’s Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by EFIH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) shall be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) shall be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of EFIH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to EFIH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of EFIH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth under Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by EFIH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of EFIH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of EFIH or any of its direct or indirect parent companies) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of EFIH,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate (delivered under this Indenture or, in the case of Excluded Contributions made prior to the Issue Date, under an Existing EFH Corp. Notes Indenture, the EFIH 9.75% Notes Indenture or the EFIH 10.000% Notes Indenture) executed by the principal financial officer of EFIH on the date such capital contributions are or were made or the date such Equity Interests are or were sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Existing EFH Corp. Notes” means

•	EFH Corp. 5.55% Fixed Senior Notes Series P due November 15, 2014;

•	EFH Corp. 6.50% Fixed Senior Notes Series Q due November 15, 2024;

•	EFH Corp. 6.55% Fixed Senior Notes Series R due November 15, 2034;

•	EFH Corp. 2017 Notes;

•	EFH Corp. 9.75% Notes; and

•	EFH Corp. 10.000% Notes,

in each case to the extent outstanding on the Issue Date.

“Existing EFH Corp. Notes Indentures” means each of the indentures or other documents containing the terms of the Existing EFH Corp. Notes.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that EFIH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by EFIH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into EFIH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of EFIH.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of EFIH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as EFIH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii), 2.06(d)(iii) or 2.06(f) hereof.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means any Incremental Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business (for the avoidance of doubt, the obligations of the type referred to in clause (1) shall not include EFH Corp.’s obligations to repay indebtedness to TCEH and/or its Subsidiaries from time to time evidenced under notes existing on the Issue Date); and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between EFIH and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of EFIH, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Citigroup Global Markets Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, KKR Capital Markets LLC and The Williams Capital Group, L.P.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against EFIH, EFIH Finance or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of EFIH, EFIH Finance or any Guarantor, any receivership or assignment for the benefit of creditors relating to EFIH, EFIH Finance or any Guarantor or any similar case or proceeding relative to EFIH, EFIH Finance or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to EFIH, EFIH Finance or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of EFIH, EFIH Finance or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercompany Loan” means a senior, unsecured loan by EFIH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship.

“Interest Payment Date” means February 15 and August 15 of each year to Stated Maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among EFIH and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of EFIH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of EFIH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, EFIH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) EFIH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by EFIH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to this Indenture.

“Issuer” has the meaning set forth in the recitals hereto and its successors under Article 5.

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) the EFIH 11% Notes and the EFIH 11.750% Notes;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(3) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, the EFIH 11% Notes Indenture, the Junior Lien Pledge Agreement and any other indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Pledge Agreement” means the Junior Lien Pledge Agreement, entered in as of April 25, 2011 between EFIH and the Collateral Trustee.

“Junior Lien Representative” means (1) the trustees for the EFIH 11% Notes and the EFIH 11.750% Notes and (2) in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations shall be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of EFIH or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by EFIH and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by EFIH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by EFIH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by EFIH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes (including any Exchange Notes issued in exchange therefor), and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under this Indenture (including any Exchange Notes issued in exchange therefor). The Notes and Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, except as set forth herein.

“Note Obligations” means the Notes, the Guarantees, if any, and all other Obligations of the Issuer and each Guarantor, if any, under this Indenture, the Notes, the Guarantees, if any, and the Security Documents (including, without limitation, Additional Interest, if any).

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum dated August 9, 2012 relating to the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of EFIH, or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of EFIH by an Officer of EFIH or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of EFIH or such other Person, as applicable, that meets the requirements of Section 13.05 hereof.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date, as amended and restated on October 11, 2011, by and among Oncor Electric Delivery Company LLC, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings Company LLC.

“Oncor-related Assets” means the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued by the Issuer under this Indenture on the Issue Date and any Additional Notes and Exchange Notes issued in exchange therefor, the EFIH 9.75% Notes outstanding on the Issue Date, any additional EFIH 9.75% Notes, the EFIH 10.000% Notes outstanding on the Issue Date and any additional EFIH 10.000% Notes;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the guarantee by EFIH of any Indebtedness of any other Person, including the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes, that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes outstanding on the Issue Date:

(a) on or before the date on which such Indebtedness is incurred by EFIH, such Indebtedness is designated by EFIH, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations of EFIH incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means this Indenture, the EFIH 9.75% Notes Indenture, the EFIH 10.000% Notes Indenture, the EFH Corp. 9.75% Notes Indenture, the EFH Corp. 10.000% Notes Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Trustee, in the case of the Notes, (2) the trustees for the EFIH 9.75% Notes, the EFIH 10.000% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes or (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between EFIH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of EFH Corp. (including without limitation a merger of EFIH with and into EFH Corp.) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of EFIH or any of its direct or indirect parent companies or Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of EFIH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in EFIH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by EFIH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EFIH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by EFIH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by EFIH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by EFIH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of EFIH or any of its direct or indirect parent companies; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness of EFIH or any of its Restricted Subsidiaries permitted under Section 4.09 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2), (5) and (9) of Section 4.11(b) hereof);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of EFIH, are necessary or advisable to effect any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of EFIH or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; or

(18) (A) Investments in Indebtedness of TCEH or EFH Corp. received by EFIH (i) in exchange for the EFIH 9.75% Notes or EFIH 10.000% Notes issued in the exchange offers in which such notes were issued or (ii) in exchange for Indebtedness of TCEH or EFH Corp. received in exchange for the EFIH 9.75% Notes or EFIH 10.000% Notes in the exchange offers in which such notes were issued and (B) Investments in Indebtedness of EFH Corp. or its Subsidiaries received by EFIH in exchange for Indebtedness of EFIH or any Guarantor incurred under clause (2) of Section 4.09(b) hereof, including in the case of both (A) and (B), for the avoidance of doubt, the exchanges of any such Indebtedness, which shall be deemed to be “Permitted Investments” hereunder.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), (12) or (13) of Section 4.09(b) hereof; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) of Section 4.09(b) hereof relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clauses (4) or (12) of Section 4.09(b) hereof, and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of Section 4.09(b) hereof extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(9) Liens on property at the time EFIH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into EFIH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to EFIH or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing Hedging Obligations, of EFIH or its Restricted Subsidiaries incurred under clause (10) of Section 4.09(b) hereof; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by EFIH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of EFIH or any Guarantor;

(16) [Intentionally Omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of EFIH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by EFIH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of EFIH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of EFIH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by EFIH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of EFIH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of EFIH or any of its Restricted Subsidiaries; provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of EFIH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally Omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of EFIH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by EFIH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by EFIH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of EFIH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable EFIH or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of EFIH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of EFIH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by EFIH or any Subsidiary of EFIH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) [Intentionally Omitted]; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of EFIH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Pledge Agreement” means the Pledge Agreement, dated November 16, 2009, by EFIH, with respect to the security interests in favor of the Collateral Trustee, for the benefit of the holders of Parity Lien Obligations, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by EFIH in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by EFIH which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to EFIH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which EFIH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Record Date” for the interest (including Additional Interest, if any) payable on any applicable Interest Payment Date means February 1 or August 1 (whether or not a Business Day), next preceding such Interest Payment Date.

“Registration Rights Agreement” means (1) the Registration Rights Agreement relating to the Initial Notes, dated as of the Issue Date, among the Issuer and the Initial Purchasers, and (2) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Regulation S.

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by EFIH or a Restricted Subsidiary in exchange for assets or securities transferred by EFIH or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral shall not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by EFIH in good faith).

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes); and

(2) any securities that constitute Parity Lien Debt and are issued after the Issue Date and designated as Required Debt in an Officer’s Certificate delivered to the Trustee at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clause (2) of this definition to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clauses (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Notes or any other series of securities that constitute Parity Lien Debt, Required Debt shall mean the Notes or such other series of securities that constitute Parity

Lien Debt, as the case may be, voting as a single class and the other series of debt described in clauses (1) and (2) voting as a single class, and (c) if any amendment, waiver or other action would affect (i) only the Notes or (ii) only any other series of securities that constitute Parity Lien Debt, Required Debt shall mean the Notes or such other series of securities that constitute Parity Lien Debt, as the case may be, voting as a single class without any other series of debt.

Notwithstanding the foregoing, with respect to the taking of any action with respect to a Default or Event of Default or the exercise of any rights or remedies with respect to an Event of Default, Required Debt shall mean the Notes and any other series of securities that constitute Parity Lien Debt described in clause (2) of this definition voting together, only to the extent such Default or Event of Default applies to each such series of debt in the same manner and only to the extent the holders of each such series of debt have the right to take such action or exercise such rights or remedies.

“Required Holders” means Persons holding the Required Debt.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that EFIH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement shall be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions to EFH Corp. on, or in respect of, EFIH’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of EFIH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by EFIH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by EFIH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.

“Secured Debt Representatives” means the Parity Lien Representatives and the Junior Lien Representatives.

“Secured Indebtedness” means any Indebtedness of EFIH or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Parity Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, the Junior Lien Pledge Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by EFIH, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under EFIH’s guarantee of any Existing EFH Corp. Notes, the EFIH 9.75% Notes, the EFIH 10.000% Notes, the EFIH 11% Notes, the EFIH 11.750% Notes and the Notes and any related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations of the Issuer or any Guarantor (and guarantees thereof) owing to a lender or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; and

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Series of Junior Lien Debt” means, severally, the EFIH 11% Notes, the EFIH 11.750% Notes, any additional notes, any exchange notes issued in exchange therefor and each other issue or series of Junior Lien Debt; provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates.

“Series of Parity Lien Debt” means, severally, the Notes, the EFIH 9.75% Notes, the EFIH 10.000% Notes, the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any Additional Notes, Exchange Notes or other Indebtedness that constitutes Parity Lien Debt; provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates.

“Series of Secured Lien Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by EFIH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by EFIH in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“Tax Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Notes (if applicable) issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the notes previously issued by TCEH to refinance indebtedness under the TCEH Senior Interim Facility.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date, by and among EFCH, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009 and April 7, 2011, by and among EFCH, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Total Assets” means the total assets of EFIH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of EFIH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of EFH Corp. and its Subsidiaries in connection therewith, and the issuance of the EFH Corp. 2017 Notes and the TCEH Notes and any repayments of Indebtedness of EFH Corp. and its Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Energy Future Holdings Limited Partnership and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2015; provided, however, that if the period from the Redemption Date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 4.12 hereof and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of EFIH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of EFIH and the Restricted Subsidiaries.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing one or more Global Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries;

(2) any Subsidiary of EFIH other than EFIH Finance or any Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by EFIH, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance or any Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, EFIH or any Subsidiary of EFIH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by EFIH;

(2) such designation complies with Section 4.07 hereof; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of EFIH or any Restricted Subsidiary.

EFIH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and, in the case of any Subsidiary of EFIH, (A) EFIH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test as set forth in Section 4.09(a) hereof; or (B) the Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by EFIH shall be notified by EFIH to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of EFIH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10(b)
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	4.10(d)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Collateral Asset Sale Offer”	4.10(h)
“Collateral Excess Proceeds”	4.10(h)
“Issuer Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(d)
“incur;” “incurrence”	4.09(a)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Paying Agent”	2.03
“Purchase Date”	3.09(b)
“Redemption Date”	3.07(a)
“Refinancing Indebtedness”	4.09(b)(13)
“Refunding Capital Stock”	4.07(b)(2)
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Second Commitment”	4.10(b)
“Successor Company”	5.01(a)(1)
“Treasury Capital Stock”	4.07(b)(2)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 316(a) of the Trust Indenture Act shall not apply to the provisions of this Indenture relating to the Required Debt or the consent, vote, approval or other action required by the Required Holders (other than with respect to the requirement that any Required Debt owned by the Issuer or any of its Affiliates shall be disregarded for purposes of any consent, vote, approval or other action required by the Required Holders).

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j) the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without, in each case, the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) [Reserved]

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable other than as provided in Article 3 hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject, among other things, to the Issuer’s compliance with Sections 4.09 and 4.12 hereof. Except as described under Article 9 hereof, the Initial Notes offered by the Issuer, any Additional Notes subsequently issued under this Indenture and any other series of debt securities constituting Required Debt under this Indenture shall be treated as a single class for all purposes under this Indenture, including, among other things, waivers, amendments and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Issuer Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver any Additional Notes or Exchange Notes for an aggregate principal amount specified in such Issuer Authentication Order for such Additional Notes or Exchange Notes. Such Issuer Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes, shall certify that such issuance is in compliance with Sections 4.09 and 4.12 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.

The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such Registrar or Paying Agent. The Issuer or any of its Subsidiaries may act as Registrar or Paying Agent.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or cash interest (including Additional Interest, if any) on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subsection (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Notwithstanding the provisions of the first sentence of this subparagraph (iv), at the option of the Issuer, beneficial interests in a Restricted Global Note shall automatically be exchanged for beneficial interests in an Unrestricted Global Note upon the Issuer’s compliance in full with the Depositary’s “Procedures for the Mandatory Exchange of Rule 144A Securities for Unrestricted Securities” or “Procedures for the Mandatory Exchange of Regulation S Securities for Unrestricted Securities,” as

applicable (or such replacement procedures as the Depositary shall put in place). Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(iv), the Registrar shall reflect on its books and records the date of such exchange and a decrease and increase in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests exchanged. Following any such exchange pursuant to this Section 2.06(b)(iv) of all of the beneficial interests in a Restricted Global Note to an Unrestricted Global Note, such Restricted Global Note shall be cancelled.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved].

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsections (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance, and accepted, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message through the DTC Automated Tender Offers Program that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF 144A GLOBAL NOTES: ONE YEAR] [IN THE CASE OF REGULATION S GLOBAL NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Notes Legends. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE

REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Tax Legend. Any Global Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes and each Definitive Note issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411, ATTENTION: GENERAL COUNSEL.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail or otherwise deliver in accordance with the procedures of DTC, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, any Notes owned by the Issuer or any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned, shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer upon the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Cash Interest.

If the Issuer defaults in a payment of cash interest (including Additional Interest, if any) on the Notes, it shall pay the defaulted cash interest (including Additional Interest, if any) in any lawful manner plus, to the extent lawful, interest payable on the defaulted cash interest (including Additional Interest, if any), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted cash interest (including Additional Interest, if any) proposed to be paid on each Note and the date of the proposed payment and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted cash interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted cash interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted cash interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid. Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to

Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.14 Listing.

The Issuer shall promptly notify the Trustee when the Notes become listed or cease to be listed on any U.S. national or regional securities exchange.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or delivered or caused to be mailed or delivered to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such similar method in accordance with the procedures of DTC.

(b) In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

(c) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09 hereof, notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that notices of redemption may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 hereof. Except as set forth in Sections 3.04, 3.07(c) and 3.07(d) hereof, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(c) or Section 3.07(d) hereof, any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof or otherwise in accordance with the procedures of DTC, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Sections 3.07(c) and 3.07(d) hereof). The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or delivery or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if any) on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (including Additional Interest, if any) to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest (including Additional Interest, if any) accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Issuer Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) Notes Make Whole Redemption. At any time prior to February 15, 2015, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including Additional Interest, if any) to, the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Notes Equity Redemption. Prior to February 15, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest

(including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes to be redeemed of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) Except pursuant to clause (a) or (b) of this Section 3.07, the Notes shall not be redeemable at the Issuer’s option prior to February 15, 2015.

(d) Notes Optional Redemption. From and after February 15, 2015 the Issuer may redeem Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2015	103.438%
2016	101.719%
2017	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer or a Collateral Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer or the Collateral Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds or Collateral Excess Proceeds, as applicable (the “Offer Amount”), to the purchase of Notes (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof with respect to Excess Proceeds or in clause (1) of Section 4.10(f) hereof with respect to Collateral Excess Proceeds) and, (A) with respect to Excess Proceeds, if required or permitted by the terms thereof, any, Senior Indebtedness (on a pro rata basis, if applicable), (B) with respect to Collateral Excess Proceeds, if required or permitted by the terms thereof, any Parity Lien Debt (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Senior Indebtedness tendered in response to the Asset Sale Offer (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof), or all Notes and Parity Lien Debt tendered in response to the Collateral Asset Sale Offer (subject to the limitations set forth in clause (1) of Section 4.10(f) hereof), as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest (including Additional Interest, if any) up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable.

(d) Upon the commencement of an Asset Sale Offer or a Collateral Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Asset Sale Offer or Collateral Asset Sale Offer. Any Asset Sale Offer or Collateral Asset Sale Offer shall be made to all Holders and, if required or permitted, to (A) holders of Senior Indebtedness in the case of an Asset Sale Offer, or (B) holders of Parity Lien Debt in the case of a Collateral Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer or the Collateral Asset Sale Offer, shall state:

(i) that the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer or the Collateral Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable, shall cease to accrue interest on and after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable, may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, (A) in the case of an Asset Sale Offer, if the aggregate principal amount of Notes and Senior Indebtedness surrendered by the holders thereof exceeds the Offer Amount, or

(B) in the case of a Collateral Asset Sale Offer, if the aggregate principal amount of Notes and Parity Lien Debt surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Senior Indebtedness, or the Notes and such Parity Lien Debt, as applicable, to be purchased on a pro rata basis (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof in the case of an Asset Sale Offer or in clause (1) of Section 4.10(f) hereof in the case of a Collateral Asset Sale Offer) based on the accreted value or principal amount of the Notes, or such Senior Indebtedness or Parity Lien Debt, as applicable, tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary and subject to clause (1) of Section 4.10(b) hereof in the case of an Asset Sale Offer or clause (1) of Section 4.10(f) hereof in the case of a Collateral Asset Sale Offer, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Issuer Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Additional Interest, if any) then due. The Issuer shall cause Additional Interest, if any, to be paid in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. This office shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. This office shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFIH shall file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which EFIH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that EFIH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event EFIH shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time EFIH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, EFIH shall, for so long as any Notes are outstanding, furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) In the event that any direct or indirect parent company of EFIH becomes a Guarantor of the Notes, EFIH may satisfy its obligations under this Section 4.03 with respect to financial information relating to EFIH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to EFIH and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c) Notwithstanding anything herein to the contrary, EFIH shall not be deemed to have failed to comply with any of its obligations set forth under this Section 4.03 for purposes of clause (3) of Section 6.01(a) hereof until 60 days after the date any report is due pursuant to this Section 4.03.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of EFIH or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, EFIH shall promptly (which shall be no more than five Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.05 Taxes.

EFIH shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of EFIH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A) dividends or distributions by EFIH payable solely in Equity Interests (other than Disqualified Stock) of EFIH; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, EFIH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of EFIH or any direct or indirect parent of EFIH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 4.09(b) hereof (other than Subordinated Indebtedness of EFIH to EFH Corp. or any of its subsidiaries which was used by EFIH to pay principal on its Indebtedness); or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EFIH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9), (14) and (18) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of EFIH for the period (taken as one accounting period) beginning October 11, 2007, to the end of EFIH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by EFIH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:

(i) (A) Equity Interests of EFIH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of EFIH, any direct or indirect parent company of EFIH and EFIH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of EFIH, Equity Interests of EFIH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or

(ii) debt securities of EFIH that have been converted into or exchanged for such Equity Interests of EFIH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of EFIH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property contributed to the capital of EFIH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof, (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to EFIH or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by EFIH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from EFIH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by EFIH or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to EFIH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof, (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business except to the extent such distributions or dividends were received prior to November 16, 2009 and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of Section 4.07(b) hereof and clauses (8) and (13) of the definition of “Permitted Investments”; and, to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a

Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by EFIH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of EFIH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent contributed to the capital of EFIH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of EFIH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 4.09 hereof, so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of EFIH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH)); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of EFIH and, to the extent contributed to EFIH, Equity Interests of any of EFIH’s direct or indirect parent companies, in each case to members of management, directors or consultants of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus

(b) the cash proceeds of key man life insurance policies received by EFIH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to EFIH or any Restricted Subsidiary from members of management of EFIH, any of EFIH’s direct or indirect parent companies or any of EFIH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of EFIH or any of its direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of EFIH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by EFIH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of EFIH, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to EFIH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of Section 4.07(b) hereof;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on EFIH’s common stock or membership interests (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of EFIH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to EFIH in or from any such public offering, other than public offerings with respect to EFIH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(A) not to exceed $100.0 million; and (B) the making of Intercompany Loans to EFH Corp. so long as EFIH is a Subsidiary of EFH Corp. in amounts required (after taking into account any funds received by EFH Corp. from its other Subsidiaries after November 16, 2009 for such purpose) for EFH Corp. to pay, in each case without duplication, (1) interest when due on the Existing EFH Corp. Notes (other than any Existing EFH Corp. Notes then held by EFIH) and any Indebtedness incurred to replace, refund or refinance any such debt and (2) any Optional Interest Repayment (as defined in the indenture pursuant to which the EFH Corp. 2017 Notes were issued) or any similar payments on Indebtedness incurred to replace, refund or refinance such Indebtedness; provided that in connection with any such replacement, refunding or refinancing under this clause (2), the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of EFIH to permit payment by such parent of such amount), in each case to the extent permitted by Section 4.11 hereof;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under Sections 4.10 and 4.14 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by EFIH to, or the making of loans to, any direct or indirect parent company in amounts required (after taking into account any funds received by such parent company from its other Subsidiaries after the Issue Date for such purpose) for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of EFIH and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of EFIH to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of EFIH and its Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of EFIH to the extent such costs and expenses are attributable to the ownership or operation of EFIH and its Subsidiaries; and

(e) fees and expenses other than to Affiliates of EFIH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments to EFH Corp. with the Net Proceeds from Asset Sales to be used by EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, to the extent the repayment or prepayment of such Indebtedness is permitted by Section 4.10(b) or Section 4.10(f) hereof, or an Asset Sale Offer or a Collateral Asset Sale Offer made in accordance with Section 4.10 hereof;

(17) Restricted Payments in the form of a dividend to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) of (a) any Existing EFH Corp. Notes or Indebtedness of TCEH received by EFIH (i) in exchange for the EFIH 9.75% Notes or the EFIH 10.000% Notes in the respective exchange offer relating thereto in which such notes were issued or otherwise contributed to it or (ii) in exchange for Indebtedness of EFH Corp. or TCEH received in exchange for the EFIH 9.75% Notes or the EFIH 10.000% Notes in the respective exchange offer related thereto in which such notes were issued or otherwise contributed to it, or (b) any Indebtedness of EFH Corp. or its Subsidiaries existing on the Issue Date received by EFIH in exchange for Indebtedness of the Issuer or any Guarantor permitted to be incurred under clause (2) of Section 4.09(b) hereof, in each case, including any payments received from the applicable obligor thereon to the extent such payments are excluded when calculating Consolidated Net Income;

(18) Restricted Payments to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) in an aggregate amount since November 16, 2009 not to exceed EFH Corp.’s Ratable Portion of Oncor Dividends to the extent such dividends have not been used by EFIH or any of its Restricted Subsidiaries to make a Restricted Payment pursuant to Section 4.07(a) hereof; provided that the proceeds of such Restricted Payments are used by EFH Corp. to pay interest on the Existing EFH Corp. Notes, any Parity Lien Debt of EFH Corp. or any refinancings thereof;

(19) guarantees of Indebtedness of EFH Corp. to the extent permitted to be incurred under clauses (2) and (3) of Section 4.09(b) hereof; or

(20) Restricted Payments in the form of a dividend to EFH Corp. from an Asset Sale Cash Collateral Account in accordance with Section 4.10(f) hereof, solely to fund scheduled interest payments when due and payable on Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt; provided that any individual Restricted Payment made pursuant to this clause (20) may not exceed the amount of the next scheduled interest payment on such Parity Lien Debt of EFH Corp. and that proceeds from such Asset Sale Cash Collateral Account are being applied pro rata to make scheduled interest payments on Parity Lien Debt of EFIH;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (18) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the avoidance of doubt, the spin-off by EFH Corp. of the Equity Interests of EFIH in a Permitted Asset Transfer would not be a Restricted Payment.

EFIH shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by EFIH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7), (10) or (11) of Section 4.07(b) hereof, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this Section 4.07, EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution to EFH Corp. or in respect of EFIH’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guarantee any

Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by Section 4.07(a) hereof, or the exceptions provided by clauses (1), (7) or (11) of Section 4.07(b) hereof or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of EFIH would be equal to or less than 6.00 to 1.00 prior to a Permitted Asset Transfer and 7.00 to 1.00 after a Permitted Asset Transfer and (y) such payment is otherwise in compliance with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to EFIH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to EFIH or any of its Restricted Subsidiaries;

(2) make loans or advances to EFIH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to EFIH or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing EFH Corp. Notes and related documentation;

(2)(i) this Indenture, the Notes and the Security Documents, (ii) the EFIH 9.75% Notes Indenture and related documentation, the EFIH 10.000% Notes Indenture and related documentation and the EFIH 11% Notes Indenture and related documentation and (iii) the EFH Corp. 9.75% Notes Indenture and related documentation and the EFH Corp. 10.000% Notes Indenture and related documentation, in each case, in effect on the Issue Date;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by EFIH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of EFIH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) (A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to EFIH, taken as a whole, as determined by EFIH in good faith, than the provisions contained in this Indenture on the Issue Date or the provisions described under the caption “Description of the First Lien Notes” in the Offering Memorandum or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by EFIH in good faith, to make scheduled payments of cash interest of the Notes when due;

(10) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(11) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of EFIH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(13) restrictions created in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries that, in the good faith determination of EFIH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(14) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which EFIH or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of EFIH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of EFIH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and, collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and EFIH shall not issue any shares of Disqualified

Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that EFIH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for EFIH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof shall not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $750.0 million outstanding at any one time;

(2) the incurrence (w) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date and, without duplication, any Exchange Notes (including any guarantees thereof), (x) by the Issuer or any Guarantor of any Additional Notes (including any guarantees thereof) issued after the Issue Date or of any guarantee of any additional EFH Corp. 9.75% Notes or EFH Corp. 10.000% Notes issued after the Issue Date, (y) by the Issuer or any Guarantor of any other Indebtedness and (z) by the Issuer of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes or any other Parity Lien Debt of EFH Corp. in the event it is assumed by the Issuer in connection with a Permitted Asset Transfer; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion outstanding at any one time; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with Section 4.10 hereof (such reduction not to exceed $4.0 billion);

(3) Indebtedness represented by (i) Indebtedness of the Issuer in existence on the EFIH 10.000% Notes Issue Date, (ii) the guarantee by EFIH of (x) Indebtedness of EFH Corp. in existence on the EFIH 10.000% Notes Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b)), including its guarantees of the Existing EFH Corp. Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof) and (y) additional Indebtedness of EFH Corp. incurred after the EFIH 10.000% Notes Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b)), together with refinancings thereof, and (iii) any Secured Lien Debt of EFH Corp. that is guaranteed by EFIH that is assumed by the Issuer in connection with a Permitted Asset Transfer in excess of the amount assumed pursuant to clause (2)(z) of this Section 4.09(b), in the case of clauses (ii)(y) and (iii) up to an aggregate principal amount of $3.0 billion outstanding at any one time;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by EFIH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of EFIH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of EFIH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of EFIH to a Restricted Subsidiary or (so long as EFIH is a Subsidiary of EFH Corp.) to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent the proceeds of any such Indebtedness to EFH Corp. or any of its restricted Subsidiaries is used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Indebtedness to EFH Corp. or its restricted Subsidiaries refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any such Indebtedness is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent the proceeds of such Indebtedness to EFH Corp. or its restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Indebtedness refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that if a Guarantor incurs such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent that the proceeds of such Preferred Stock issued to EFH Corp. or its Restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Preferred Stock refinances Indebtedness of EFIH, such Preferred Stock has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Preferred Stock issued to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such shares of Preferred Stock (except to EFIH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that such Hedging Obligations are not entered into for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith);

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (A) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by EFIH since immediately after the Closing Date from the issue or sale of Equity Interests of EFIH or cash contributed to the capital of EFIH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to EFIH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (B) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(B), does not at any one time outstanding exceed $250.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(B) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which EFIH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (12)(B));

(13) the incurrence or issuance by EFIH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary incurred as permitted under Section 4.09(a) hereof and clauses (2), (3), (4) and (12)(A) of this Section 4.09(b), this clause (13) and clause (14) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary issued to so refund or refinance such

Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of EFIH that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of EFIH or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) shall not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) EFIH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by EFIH or any Restricted Subsidiary or merged into EFIH or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either (a) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of EFIH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by EFIH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of EFIH; provided that such guarantee is incurred in accordance with Section 4.15 hereof;

(18) Indebtedness of EFIH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by EFIH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof or of any direct or indirect parent company of EFIH, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent described in clause (4) of Section 4.07(b) hereof.

(c) For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, EFIH, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, EFIH shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof.

(d) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f) Notwithstanding anything in this Section 4.09 to the contrary, EFIH shall not, and shall not permit EFIH Finance or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10 Asset Sales.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) EFIH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by EFIH) of the assets sold or otherwise disposed of; and

(2) (A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by EFIH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on EFIH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of EFIH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to EFIH or an Affiliate of EFIH, that are assumed by the transferee of any such assets and for which EFIH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by EFIH or such Restricted Subsidiary from such transferee that are converted by EFIH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by EFIH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after November 16, 2009 in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (a)(2)(A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this Section 4.10.

(b) In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. (other than Indebtedness owed to a Subsidiary of EFH Corp.) that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate principal amount of all Parity Lien Debt (including the Notes), based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall either (x) equally and ratably reduce Obligations under the Notes as provided by Section 3.07 hereof or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (y) make an offer (in accordance with the procedures set forth in this Section 4.10) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of any accrued and unpaid interest (including Additional Interest, if any);

(2) to permanently reduce:

(A) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by this Indenture, and to correspondingly reduce commitments with respect thereto;

(B) Obligations under other Senior Indebtedness and to correspondingly reduce commitments with respect thereto; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth in Section 4.10(d) hereof for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of any accrued and unpaid interest (including Additional Interest if any); or

(C) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

(3) to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Similar Business; or

(4) to make an Investment in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) acquisitions of other assets that, in each of (A), (B) and (C), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as EFIH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, EFIH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c) Notwithstanding Section 4.10(b) hereof, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then EFIH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with Section 4.10(b) hereof.

(d) Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. EFIH shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing or delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(e) To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(f) In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by EFIH or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account to be held solely for the purpose of repayment of principal of, and premium, if any, and interest and Additional Interest, if any, on, and/or to repay, prepay, repurchase or redeem, the Notes and other Parity Lien Obligations as described in the following clauses (1) and (2),

(1) to repay or prepay Parity Lien Debt of EFIH (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate outstanding principal amount of all Parity Lien Debt (including the Notes), in each case based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall equally and ratably reduce Obligations under the Notes as provided in Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 4.10(h) hereof for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any; or

(2) to repay, repurchase or redeem the Notes as provided by Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in this Section 4.10 for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any.

(g) Notwithstanding Section 4.10(f) hereof, in the event that regulatory approval is necessary for an Investment in any Oncor Subsidiary, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with Section 4.10(f) hereof.

(h) Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in Section 4.10(f) hereof shall be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of EFIH’s Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Parity Lien Debt, to the holders of such other Parity Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in this Indenture and the other applicable Secured Debt Documents. EFIH and/or any of its Restricted Subsidiaries shall commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing or delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(i) To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt shall be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such Parity Lien Debt tendered. Additionally, the Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture.

(j) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture; provided, however, that any Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account pending final application thereof in accordance with this Section 4.10. For the avoidance of doubt, “final application” of Net Proceeds that represent proceeds from the sale of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

(k) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11 Transactions with Affiliates.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EFIH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) EFIH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of EFIH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b) The provisions of Section 4.11(a) hereof shall not apply to the following:

(1) transactions (A) between or among EFIH or any of its Restricted Subsidiaries or between or among EFIH, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business or (B) between or among EFIH or any of its Restricted Subsidiaries and EFH Corp. or any of its restricted Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with Section 5.01 hereof to the extent agreements with respect to which contain reasonable and customary provisions (as determined by EFIH in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date and only to the extent not otherwise paid for with funds (excluding any funds advanced on behalf of EFIH) provided by EFH Corp. or its other Subsidiaries, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the Board of Directors of EFIH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which EFIH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to EFIH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to EFIH and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of EFIH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of EFIH to any Permitted Holder or to any director, officer, employee or consultant of EFIH or any of its direct or indirect parent companies;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(12) payments by EFIH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of EFIH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by EFIH in good faith;

(14) investments by the Investors in securities of EFIH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by EFIH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among EFIH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of EFIH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Section 4.12 Limitation on Liens.

(a) EFIH shall not, and shall not permit EFIH Finance or any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) or clause (3)(ii) and (iii) of Section 4.09(b) hereof; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.09(b) hereof and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that, with respect to Liens securing Obligations permitted under this clause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this Section 4.12 shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

(b) Notwithstanding Section 4.12(a) hereof, EFIH shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Parity Lien Debt (including the Notes, any Additional Notes, the EFIH 9.75% Notes, the EFIH 10.000% Notes, the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes, any additional notes in respect of any of the foregoing and any guarantees of any of the foregoing and/or other Indebtedness permitted to be incurred pursuant to Section 4.09 hereof); provided that such amount shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with Section 4.10 hereof; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to Section 4.09 hereof.

Section 4.13 Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed or delivered a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof and shall redeem all of the outstanding Notes pursuant thereto, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise delivered in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part shall be issued new Notes and such new Notes shall be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Any proceeds received by the Issuer or EFIH’s Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer pursuant to this Section 4.14.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

(a) EFIH shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of EFIH, EFIH Finance or any Guarantor), other than EFIH Finance, a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of EFIH, EFIH Finance or any Guarantor, unless:

(i) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(A) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(ii) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against EFIH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Section 4.16 Limitations on Business Activities of EFIH Finance

EFIH Finance may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes and Additional Notes, any Exchange Notes or any other Indebtedness issued by EFIH and may engage in any activities directly related thereto or necessary in connection therewith. EFIH Finance shall be a Wholly-Owned Subsidiary of EFIH at all times.

Section 4.17 [Reserved]

Section 4.18 Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral

(a) EFIH shall not permit any Restricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral.

(b) EFIH shall not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and shall not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

(c) EFIH shall not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

(d) EFIH shall not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a sale of all or substantially all of the assets of EFIH in a manner permitted by Section 5.01 hereof or pursuant to an Asset Sale that complies with Section 4.10 hereof pertaining to an Asset Sale of Collateral.

Section 4.19 After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to Section 4.10 hereof or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH shall execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected first-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Section 4.20 Impairment of Security Interest

(a) EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.”

(b) EFIH and its Restricted Subsidiaries shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes or the Security Documents.

(c) EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

Section 4.21 Further Assurances

(a) EFIH, at its own expense, shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of All or Substantially All Assets.

(a) EFIH shall not consolidate or merge with or into or wind up into (whether or not EFIH is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) EFIH is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than EFIH) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of EFIH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than EFIH, and, to the extent the Successor Company is not a corporation, a Subsidiary of such Successor Company that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, expressly assumes all the obligations of EFIH under (i) the Notes, this Indenture and the Security Documents, to the extent EFIH is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee; provided that in the case of a merger of EFIH with and into EFH Corp., such supplemental indenture shall amend the definitions, covenants, events of default and other terms of this Indenture such that the amended terms shall be substantially similar to those of the EFH Corp. 9.75% Notes Indenture and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or

(B) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(5) in connection with a Permitted Asset Transfer other than a merger of EFIH with and into EFH Corp., the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period;

(6) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(B) of Section 5.01(c) hereof shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement; and

(7) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of this Indenture;

provided, that for the purposes of this Section 5.01 only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” shall not be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this Section 5.01, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.

(b) Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to EFIH, and

(2) EFIH may merge with an Affiliate of EFIH solely for the purpose of reincorporating EFIH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of EFIH and its Restricted Subsidiaries is not increased thereby.

(c) Subject to Section 11.06 hereof, no Guarantor shall, and EFIH shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not EFIH or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2) the transaction is made in compliance with Section 4.10 hereof.

(d) Notwithstanding Section 5.01(c) hereof, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or EFIH, (ii) merge with an Affiliate of EFIH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

(e) EFIH Finance may not consolidate or merge with or into or wind up into (whether or not EFIH Finance is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of EFIH Finance’s properties or assets, in one or more related transactions, to any Person unless:

(1)(A) concurrently therewith, a corporate Wholly-Owned Subsidiary of EFIH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes all the obligations of EFIH Finance under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; or

(B) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists; and

(3) EFIH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, wind-up or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of EFIH or any Guarantor in accordance with Section 5.01 hereof (other than a consolidation, wind-up or merger or a sale or other disposition of all or substantially all of the assets of a Guarantor made in compliance with Section 4.10 hereof), the successor corporation formed by such consolidation or into or with which EFIH or such Guarantor, as the case may be, is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, wind-up, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to EFIH or such Guarantor, as the case may be, shall refer instead to the successor corporation and not to EFIH or such Guarantor, as the case may be), and may exercise every right and power of EFIH or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as EFIH or such Guarantor, as the case may be, herein; provided, that the predecessor EFIH shall not be relieved from the obligation to pay the principal and interest (including any Additional Notes, if any) on the Notes, and such Guarantor shall not be released from its Guarantee, except in the case of a sale, assignment, transfer, conveyance or other disposition of all of EFIH’s or such Guarantor’s, as the case may be, assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest (including Additional Interest, if any) on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% in principal amount of the outstanding Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in this Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by EFIH or any of its Restricted Subsidiaries or the payment of which is guaranteed by EFIH or any of its Restricted Subsidiaries, other than Indebtedness owed to EFIH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(iii) orders the liquidation of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the

Collateral Trustee, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the outstanding Required Debt may declare the principal of, and premium, if any, interest, Additional Interest, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest (including Additional Interest, if any) shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any Note held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) the Required Holders of at least 30% in aggregate principal amount of the outstanding Required Debt have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest (including Additional Interest, if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer, a Collateral Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and interest (including Additional Interest, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest (including Additional Interest, if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any Plan of Reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any Plan of Reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest (including Additional Interest, if any), respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of clause (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holder of the Notes unless such Holder shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. Delivery of reports to the Trustee pursuant to Section 4.03 hereof shall not constitute actual knowledge of, or notice to, the Trustee of information contained therein.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedure of DTC to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything to the contrary in Section 4.12 hereof, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Collateral shall be released from the Lien securing the Notes as provided in Section 10.06 hereof, and the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20 and 4.21 hereof and clauses (3), (4) and (5) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3), (4), (5) and (6) of Section 6.01(a) hereof, (solely with respect to Restricted Subsidiaries or groups of Restricted Subsidiaries that are Significant Subsidiaries), clause (7) of Section 6.01(a) hereof (solely with respect to Restricted Subsidiaries or groups of Restricted Subsidiaries that are Significant Subsidiaries), and clauses (8) and (9) of Section 6.01(a) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest (including Additional Interest, if any) due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal of or premium, if any, or interest (including Additional Interest, if any) on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest (including Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium and interest on any Note and remaining unclaimed for two years after such principal, and premium and interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that if the Issuer makes any payment of principal, premium and interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or any Security Document at any time after the Issue Date without the consent of any Holder to:

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with Section 5.01 hereof;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Additional Notes or additional debt securities that constitute Required Debt; provided that such Additional Notes or additional debt securities are issued in compliance with the provisions of this Indenture and such amendments or supplements are limited to changes necessary or appropriate in order to issue such Additional Notes or additional debt securities under this Indenture;

(10) to provide for the issuance of Exchange Notes or private exchange notes that are identical to Exchange Notes except that they are not freely transferable;

(11) add a Guarantor under this Indenture;

(12) conform the text of this Indenture, the Guarantees, the Notes or any Security Document to any provision of the “Description of the First Lien Notes” section of the Offering Memorandum to the extent such provision in such “Description of the First Lien Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any Security Document;

(13) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(15) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by this Indenture, including to add any additional secured parties to the extent not prohibited by this Indenture.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 13.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees and the Security Documents relating to the Notes with the consent of the Required Holders of at least a majority in aggregate principal amount of the Required Debt then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium or interest (including Additional Interest, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees or the Security Documents relating to the Notes may be waived with the consent of the Required Holders of at least a majority in aggregate principal amount of the Required Debt then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt) other than Required Debt beneficially owned by the Issuer or EFIH’s Affiliates. Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purpose of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 13.04 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions contained in and relating to Section 3.08, Section 3.09, Section 4.10 and Section 4.14 hereof are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Required Holders of at least a majority in aggregate principal amount of the then outstanding Required Debt and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of this Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Required Debt then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of this Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with this Indenture and the Security Documents. Without the consent of at least 66²/3% in aggregate principal amount of the Required Debt then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral securing the Notes. Without the consent of at least a majority in aggregate principal amount of the Required Debt then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral securing the Notes.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Except as provided in the last paragraph of Section 9.02 hereof, an amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03 hereof). Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

(a) Notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Document;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens granted at any time by EFIH shall secure, equally and ratably, all present and future Parity Lien Obligations.

(b) Section 10.01(a) hereof is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Section 10.02 Ranking of Parity Liens.

(a) EFIH shall ensure that the Junior Lien Documents provide that, notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH shall be subject and subordinate to all Parity Liens securing Parity Lien Obligations.

(b) All Junior Lien Documents shall provide that the provisions described in Section 10.02(a) hereof are intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Section 10.03 Relative Rights.

(a) EFIH shall ensure that nothing in any Junior Lien Document shall:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in accordance with their terms or any other obligation of EFIH under this Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Junior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Collateral Trust Agreement);

(4) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement; or

(5) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement.

Section 10.04 Security Documents.

The due and punctual payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest (including Additional Interest, if any) (to the extent permitted by law), on the Notes and performance of all other Obligations of EFIH to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Pledge Agreement and the Collateral Trust Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement and Collateral Trust Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Trustee and/or the Trustee (as the case may be) to enter into the Pledge Agreement, the Collateral Trust Agreement and any other Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith.

EFIH, at its own expense, shall deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Pledge Agreement and Collateral Trust Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement or the Collateral Trust Agreement, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the terms of the Pledge Agreement, EFIH, at its own expense, shall take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of EFIH hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes and future permitted Parity Lien Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens and other Liens permitted pursuant to Section 4.12 hereof.

Section 10.05 Recording and Opinions.

The Issuer shall comply with the provisions of TIA §314(b) (including, without limitation, the provision of an initial and annual Opinion of Counsel under TIA §314(b)). To the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Issuer shall furnish such opinion not more than 60 but not less than 30 days prior to each December 31.

Section 10.06 Release of Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral shall no longer secure the Notes and Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral shall terminate and be discharged:

(1) upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3) upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

(4) in whole or in part, with the consent of the Required Holders of the Required Debt in accordance with Section 9.02 hereof;

(5) in whole or in part, with the consent of the holders of the requisite percentage of Secured Lien Debt and/or Parity Lien Debt in accordance with the provisions set forth in the Security Documents, and upon delivery of instructions and any other documentation, in each case as required by this Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee; or

(6) in whole or in part as the result of a sale, transfer or other disposition in any transaction or other circumstance that is not prohibited by this Indenture or any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH shall have delivered an Officer’s Certificate to the Collateral Trustee certifying that such sale, transfer or other disposition does not violate the terms of this Indenture or any applicable Secured Debt Document.

(b) To the extent applicable, the Issuer shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Issuer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.06(b), the Issuer shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.

(c) To the extent applicable, the Issuer shall furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

(1) all documents required by TIA §314(d); and

(2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

Section 10.07 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

(a) Subject to the provisions of the Security Documents, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Pledge Agreement; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

(b) The Trustee shall have power (but shall have no obligation) to direct, on behalf of the Holders of the Notes, the Collateral Trustee to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08 Authorization of Receipt of Funds by the Trustee under the Pledge Agreement.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement and/or the Collateral Trust Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.09 Lien Sharing and Priority Confirmation.

The Trustee agrees for itself and on behalf of the Holders of the Notes, and by holding Notes each such Holder shall be deemed to agree:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of this Indenture, the Notes and any Guarantees, and that all such Parity Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of this Indenture, the Notes and the Guarantees are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) to consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents in respect of this Indenture, the Notes and the Guarantees.

Section 10.10 Voting.

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders shall equal the aggregate outstanding principal amount of the Notes outstanding at the time of such vote. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Collateral Trust Agreement.

Section 10.11 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Trust Agreement or the Security Documents by the Issuer, any Guarantors, the Secured Debt Representatives or the Collateral Trustee.

Section 10.12 Asset Sale Cash Collateral Account.

EFIH shall establish an Asset Sale Cash Collateral Account with the Collateral Trustee prior to any Asset Sale of Collateral or other Oncor-related Assets. The Collateral Trustee shall have sole dominion and control over any Asset Sale Cash Collateral Account and EFIH shall not have any right to withdraw funds from such Asset Sale Cash Collateral Account, except in accordance with the provisions of this Section 10.12 and Section 4.10 hereof. Any Asset Sale Cash Collateral Account shall be a securities account, as defined in the Uniform Commercial Code. The Collateral Trustee shall have no duty to inquire as to whether any funds deposited into an Asset Sale Cash Collateral Account are entitled to be so deposited and may conclusively assume that any such deposit by or on behalf of EFIH is proper. Prior to the occurrence of an Event of Default, EFIH shall have the right to direct investment of the funds held in an Asset Sale Cash Collateral Account or the liquidation of any such investments; provided, however, that any such investment shall only be permitted to the extent it is in the form of Cash

Equivalents. Any investment direction or direction as to the liquidation of investments shall be in writing and signed by an Officer of EFIH, shall specify the particular investment to be made or liquidated and shall state that any investment or liquidation to be made in accordance with such direction is permitted hereby. The Collateral Trustee shall have no liability for any losses incurred in connection with the making or liquidation of any investment in accordance with this Section 10.12. Any investment in a fund referred to in clause (8) of the definition of “Cash Equivalents” may include money market funds with respect to which the Collateral Trustee or an Affiliate of the Collateral Trustee acts as an investment manager or advisor and with respect to which it may receive fees for the administration. The funds held in an Asset Sale Cash Collateral Account shall be released in accordance with clauses (1) and/or (2) of Section 4.10(f) hereof. Such funds shall also be released to repurchase Notes and to make related payments in connection with a Collateral Asset Sale Offer pursuant to Section 4.10(h) hereof and/or upon consummation of any Collateral Asset Sale Offer, whether or not any Collateral Excess Proceeds remain. The Issuer shall deliver to the Trustee and the Collateral Trustee an Officer’s Certificate stating that such release was permitted by Section 4.10 hereof, except in the case of the payment of scheduled interest payments on the Notes and/or other Parity Lien Obligations in accordance with Section 4.10(f).

Section 10.13 Collateral Trustee a Third Party Beneficiary.

This Article 10 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, the Collateral Trustee as holder of Parity Liens.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

Subject to this Article 11, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest (including Additional Interest, if any) on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any of the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantees shall rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor. The Guarantees shall be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform

Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 11, to the extent applicable.

Section 11.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 11.05 Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06 Release of Guarantees

(a) A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(2) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(3) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary” hereunder; or

(4) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

provided that such Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to the date of maturity or redemption;

(B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default, under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 hereof shall survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

and

Facsimile No.: (214) 812-4097

Attention: Treasurer

and

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 455-2502

Attention: Edward P. Tolley III

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Notes Trustee

To surrender Definitive Notes:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

101 Barclay Street — 7 East

New York, NY 10286

Facsimile no.: (212) 298-1915

Attention: EFIH Senior Secured Notes Trustee

The Issuer, any Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition has been satisfied or such covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees, the Registration Rights Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of any Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06 hereof.

Section 13.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture

The Issuer shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.17 Ring-Fencing of Oncor.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer and any Guarantor from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric

Delivery Facility and the noteholders under Oncor Electric Delivery’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer and any Guarantor, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and EFIH’s other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer and any Guarantor only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and any Guarantor and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under this Indenture, the Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under this Indenture, the Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, shall acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the foregoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

Dated as of the date first above written

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to First Lien Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [    ]1

ISIN: [    ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

6.875% Senior Secured Notes due 2017

No.[R-1][S-1]	[$	]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [            ] United States Dollars ($[            ])] on August 15, 2017.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2013

Record Dates: February 1 and August 1

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 29269Q AE7

Rule 144A Note ISIN: US29269QAE70

Regulation S Note CUSIP: U29197 AC1

Regulation S Note ISIN: USU29197AC19

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:             , 20

[Back of Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Note at 6.875% per annum from August 14, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (including Additional Interest, if any) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of August 14, 2012 (the “Indenture”), between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 6.875% Senior Secured Notes due 2017 (the “Notes”). The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-3

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to February 15, 2015.

(b) At any time prior to February 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes to be redeemed or otherwise delivered in accordance with procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after February 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes to be redeemed or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2015	103.438%
2016	101.719%
2017	100.000%

(d) Prior to February 15, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Notes at a redemption price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes to be redeemed of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

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(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of EFIH’s Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Parity Lien Debt, to the holders of such other Parity Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such other Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount

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thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents. To the extent that the aggregate amount of Notes and such other Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such other Parity Lien Debt. If the aggregate principal amount of Notes or the other Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such other Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other Parity Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of or premium, if any, or

A-6

interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of August 14, 2012 among the Issuer and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

Or

Facsimile No.: (214) 812-4097

Attention: Treasurer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(h)	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h) or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Energy Future Intermediate Holding Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

EFIH Finance Inc.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Notes Trustee

Re:	6.875% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of August 14, 2012 (the “Indenture”), among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) [    ] such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private

Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ] [ ]);

or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Energy Future Intermediate Holding Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

EFIH Finance Inc.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Notes Trustee

Re:	6.875% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of August 14, 2012 (the “Indenture”), among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of August 14, 2012, providing for the initial issuance of $250,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with any Guarantors named in the Indenture, to jointly and severally, fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. Each Guarantor (including the Guaranteeing Subsidiary) agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) Except as set forth in Section 5 hereof, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any of the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 11.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior [unsecured] [secured] obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, [and will be effectively subordinated to all Secured Indebtedness of such Guaranteeing Subsidiary to the extent of the value of the assets securing such Indebtedness]. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

(a) The Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person except in compliance with Section 5.01(c) of the Indenture.

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may (i) merge into or transfer all or part of its properties and assets to another

Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guaranteeing Subsidiary in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

5. RELEASES. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1)(A) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of the Guaranteeing Subsidiary (including any sale, exchange or transfer), after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or sale of all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B) the release or discharge of the guarantee by the Guaranteeing Subsidiary of the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary” in the Indenture; or

(D) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the delivery by the Guaranteeing Subsidiary to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, this Supplemental Indenture, the Indenture, the Registration Rights Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

11. SUBROGATION. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 11.01 of the Indenture; provided that if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

12. BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

13. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

[NAMES OF GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Exhibit 4.2

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Fourth Supplemental Indenture”), dated as of August 14, 2012, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2011 (the “Base Indenture”), providing for the issuance of $406,392,000 in aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), a First Supplemental Indenture, dated as of February 6, 2012, providing for the issuance of $800,000,000 in aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Notes”), a Second Supplemental Indenture, dated as of February 28, 2012, providing for the issuance of $350,000,000 in aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 (the “First Additional 2022 Notes,” and together with the Initial 2022 Notes, the “Existing 2022 Notes”), and a Third Supplemental Indenture, dated as of May 31, 2012 (the Base Indenture as so supplemented, the “Indenture”).

WHEREAS, on February 6, 2012, the Issuer issued and sold the Initial 2022 Notes;

WHEREAS, on February 28, 2012, the Issuer issued and sold the First Additional 2022 Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional 2022 Second Lien Notes by the Issuer;

WHEREAS, the Issuer desires to issue $600,000,000 aggregate principal amount of Additional 2022 Second Lien Notes on the date hereof (the “New Additional 2022 Notes”);

WHEREAS, the New Additional 2022 Notes shall be consolidated with, and form a single series and be fully fungible with, the Existing 2022 Notes and, along with the Existing 2022 Notes, will form a separate series of Notes but be treated as a single class with the 2021 Notes;

WHEREAS, Section 9.01(9) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional 2022 Second Lien Notes that constitute Required Debt in accordance with the Indenture so long as such Additional 2022 Second Lien Notes are issued in compliance with the provisions of the Indenture;

WHEREAS, the New Additional 2022 Notes shall be issued in compliance with the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make this Fourth Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the New Additional 2022 Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. Pursuant to this Fourth Supplemental Indenture, the New Additional 2022 Notes are hereby designated as “Additional 2022 Second Lien Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $600,000,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Existing 2022 Notes. The New Additional 2022 Notes issued hereunder shall be treated as a single class with the Existing 2022 Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “2022 Second Lien Notes” or “Notes” for all purposes under the Indenture, as supplemented by this Fourth Supplemental Indenture, shall include the New Additional 2022 Notes. The New Additional 2022 Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the New Additional 2022 Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Fourth Supplemental Indenture.

3. MANDATORY EXCHANGE OF REGULATION S GLOBAL NOTES. New Additional 2022 Notes issued in the form of Regulation S Global Notes (collectively, the “Initial Regulation S Global Note”) shall bear the Temporary Regulation S Note CUSIP set forth on Exhibit A hereto until the 40th day after the date hereof. Notwithstanding the provisions of Section 2.6 of the Base Indenture, on or after such 40th day, at the option of the Issuer, upon instruction of the Issuer to the Trustee, beneficial interests in the Initial Regulation S Global Note shall automatically be exchanged for beneficial interests in one or more Regulation S Global Notes bearing the Permanent Regulation S Note CUSIP set forth on Exhibit A hereto in accordance with such procedures as the Depositary shall require. Upon such exchange of beneficial interests pursuant to this Section 3, the Registrar shall reflect on its books and records the date of such exchange and a decrease and increase in the principal amount of the applicable Regulation S Global Notes, equal to the principal amount of beneficial interests exchanged. Following any such exchange pursuant to this Section 3, the Initial Regulation S Global Note shall be cancelled.

4. NO EXCHANGE OF EXISTING NOTES REQUIRED. The execution of this Fourth Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

5. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Additional 2022 Notes and this Fourth Supplemental Indenture. Upon the execution and delivery of this Fourth Supplemental Indenture by the Issuer and the Trustee, this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Fourth Supplemental Indenture (whether or not made), unless the context shall otherwise require.

7. INDENTURE AND FOURTH SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Fourth Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Fourth Supplemental Indenture shall henceforth be read and construed together for all purposes.

8. BENEFITS OF FOURTH SUPPLEMENTAL INDENTURE. Nothing in this Fourth Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Notes.

9. SUCCESSORS. All agreements of the Issuer in this Fourth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

11. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[Face of 2022 Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [            ] 1

ISIN: [            ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

11.750% Senior Secured Second Lien Notes due 2022

No.[R-[ ][S-[ ]]	[$	]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [                    ] United States Dollars ($[            ])] on March 1, 2022.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2012

Record Dates: February 15 and August 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 29269Q AD9

Rule 144A Note ISIN:                                                                US29269QAD97

Temporary Regulation S Note CUSIP:                                     U29197 AD9

Temporary Regulation S Note ISIN:                                          USU29197AD91

Permanent Regulation S Note CUSIP:                                      U29197 AB3

Permanent Regulation S Note ISIN:                                          USU29197AB36

A-1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the 2022 Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:             , 20

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] 2022 SECOND LIEN NOTE

[Back of 2022 Second Lien Note]

This 2022 Second Lien Note is one of a duly authorized series of notes of the Issuer designated as the “11.750% Senior Secured Second Lien Notes due 2022” (the “2022 Second Lien Notes”), originally issued in an aggregate principal amount of $800,000,000 on February 6, 2012, then, as a result of a further issuance of $350,000,000 aggregate principal amount of 2022 Second Lien Notes on February 28, 2012, issued in an aggregate principal amount of $1,150,000,000, and, as a result of a further issuance of $600,000,000 aggregate principal amount of 2022 Second Lien Notes on August 14, 2012, now issued in an aggregate principal amount of $1,750,000,000, under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this 2022 Second Lien Note at 11.750% per annum from February 6, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the 2022 Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 6, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2022 Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2022 Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the 2022 Second Lien Notes (including Additional Interest, if any) to the Persons who are registered Holders of 2022 Second Lien Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2022 Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other 2022 Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the 2022 Second Lien Notes under an Indenture, dated as of April 25, 2011 (the “Base Indenture”), between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuer and the Trustee, the Second Supplemental Indenture, dated as of February 28, 2012, between the Issuer and the Trustee, the Third Supplemental Indenture, dated as of May 31, 2012, between the Issuer and the Trustee, and the Fourth Supplemental Indenture, dated as of August 14, 2012 (the Base Indenture as so supplemented, the “Indenture”), between the Issuer and the Trustee. This 2022 Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 11.750% Senior Secured Second Lien Notes due 2022. The Issuer shall be entitled to issue Additional 2022 Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The 2021 Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the 2022 Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other securities designated as Junior Lien Debt of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the 2022 Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2022 Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2022 Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem 2022 Second Lien Notes at its option prior to March 1, 2017.

(b) At any time prior to March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Secured Lien Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2022 Second Lien Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Second Lien Notes or otherwise delivered in accordance with the procedures of DTC, at the redemption prices

(expressed as percentages of the principal amount of the 2022 Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

Year	Percentage
2017	105.875%
2018	103.917%
2019	101.958%
2020 and thereafter	100.000%

(d) Prior to March 1, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all 2022 Second Lien Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial 2022 Second Lien Notes and any Additional 2022 Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding 2022 Second Lien Notes, the Trustee shall select the 2022 Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the 2022 Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose 2022 Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. 2022 Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the 2022 Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on 2022 Second Lien Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in the immediately preceding sentence, is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt will be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or any other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt, any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The 2022 Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2022 Second Lien Notes may be registered and 2022 Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2022 Second Lien Notes or portion of 2022 Second Lien Notes selected for redemption, except for the unredeemed portion of any 2022 Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2022 Second Lien Notes for a period of 15 days before a selection of 2022 Second Lien Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a 2022 Second Lien Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default and/or its consequences under the Indenture except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This 2022 Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of 2022 Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 6, 2012, the Registration Rights Agreement, dated as of February 28, 2012, and the Registration Rights Agreement, dated as of August 14, 2012, each among the Issuer and the other parties named on the signature pages thereof (together, the “Registration Rights Agreement”), relating to such 2022 Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE 2022 SECOND LIEN NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the 2022 Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2022 Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the 2022 Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2022 Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this 2022 Second Lien Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                    to transfer this 2022 Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(g)	☐ Section 4.14

If you want to elect to have only part of this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the 2022 Second Lien Note is issued in global form.

Exhibit 4.3

EXECUTION VERSION

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

$250,000,000 6.875% Senior Secured Notes due 2017

$600,000,000 11.750% Senior Secured Second Lien Notes due 2022

Registration Rights Agreement

August 14, 2012

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York, 10282

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Initial Purchasers

named in Schedule I to the Purchase Agreement

Ladies and Gentlemen:

Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”), propose to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $250,000,000 in aggregate principal amount of their 6.875% Senior Secured Notes due 2017 (the “First Lien Notes”) and $600,000,000 in aggregate principal amount of their 11.750% Senior Secured Second Lien Notes due 2022 (the “New Second Lien Notes,” and together with the First Lien Notes, the “Notes”). The First Lien Notes will be issued pursuant to the First Lien Indenture (as defined herein). The New Second Lien Notes will be issued as “Additional Notes” pursuant to the Second Lien Indenture (as defined herein) and shall form the same series under the Second Lien

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Indenture and be treated as a single class for all purposes with the $800,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuers on February 6, 2012 (the “Initial Second Lien Notes”) and the $350,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuers on February 28, 2012. In order to induce the Initial Purchasers (including the Market Makers) to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Registrable Securities (as defined herein). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.

1. Certain Definitions. For purposes of this Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“Additional Interest” shall have the meaning assigned thereto in Section 2(d).

“Affiliate Investor” means any of the several Investors (as defined in the applicable Indenture) that owns any Securities or Exchange Securities to the extent that such person is included in a Market Making Shelf Registration in accordance with Section 2(c) hereof.

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the applicable Indenture, without giving effect to the provisions of this Agreement.

“broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“EDGAR System” means the EDGAR filing system of the Commission and the rules and regulations pertaining thereto promulgated by the Commission in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective pursuant to the Securities Act, (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective pursuant to the Securities Act and (iii) a Market Making Shelf Registration, shall

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mean the time and date as of which the Commission declares the Market Making Shelf Registration Statement effective or as of which the Market Making Shelf Registration Statement otherwise becomes effective pursuant to the Securities Act.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuers in accordance with Section 3(d)(ii) or Section 3(d)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c).

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“First Lien Indenture” shall mean the Indenture, dated as of August 14, 2012, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the First Lien Notes.

“holder” shall mean each of the Initial Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

“Indenture” shall mean the First Lien Indenture or the Second Lien Indenture as the context requires. The First Lien Indenture together with the Second Lien Indenture shall be referred to as the “Indentures.”

“Initial Purchasers” shall mean the Initial Purchasers named in Schedule I to the Purchase Agreement.

“Initial Second Lien Notes Issue Date” shall mean February 6, 2012, the date of original issuance of the Initial Second Lien Notes.

“Market Maker” shall mean any of Citigroup Global Markets Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, KKR Capital Markets LLC and The Williams Capital Group, L.P. (collectively, the “Market Makers”) or their respective affiliates.

“Market-Making Conditions” shall have the meaning assigned thereto in Section 2(c).

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“Market Making Shelf Registration” shall have the meaning assigned thereto in Section 2(c).

“Market Making Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(c).

“Material Adverse Effect” shall have the meaning set forth in Section 5(c).

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

“person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreement” shall mean the Purchase Agreement, dated August 9, 2012 among the Issuers, Energy Future Holdings Corp. and Citigroup Global Markets Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, KKR Capital Markets LLC and The Williams Capital Group, L.P., as representatives of the initial purchasers named in Schedule I thereto, relating to the Securities.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) (provided, that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the 90-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; or (iii) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(d).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(d).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of either Issuer within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities

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outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in an Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Issuers.

“Rule 144,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Second Lien Indenture” shall mean the Indenture, dated as of April 25, 2011, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the New Second Lien Notes, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of February 28, 2012, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Third Supplemental Indenture, dated as of May 31, 2012, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, and the Fourth Supplemental Indenture, dated as of the date hereof, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, as may be amended from time to time.

“Secondary Offer Registration Statement” shall mean (i) the Shelf Registration Statement required to be filed by the Issuers pursuant to Section 2(b), and/or (ii) the Market Making Shelf Registration Statement required to be filed by the Issuers pursuant to Section 2(c), in each case, as applicable; provided, however, that references in this Agreement to a Secondary Offer Registration Statement shall not be deemed to include a Market Making Shelf Registration Statement at any time during which the Market-Making Conditions are not applicable. As used herein, references to a Secondary Offer Registration Statement in the singular shall, if applicable, be deemed to be in the plural.

“Secondary Offer Shelf Registration” shall mean the filing of a Secondary Offer Registration Statement.

“Securities” shall mean the First Lien Notes, the New Second Lien Notes or the Notes, as the context requires, to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the applicable Indenture or the Indentures.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

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“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Suspension Period” shall have the meaning assigned thereto in Section 2(b).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., as trustee under the applicable Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Issuers agree to file under the Securities Act, one or more registration statements relating to offers to exchange (each such registration statement related to the First Lien Notes or the New Second Lien Notes, as applicable, an “Exchange Registration Statement,” and each such offer related to the First Lien Notes or the New Second Liens Notes, as applicable, an “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Issuers, which debt securities are substantially identical to the applicable Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the applicable Indenture or is the applicable Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Additional Interest contemplated in Section 2(d) below (such new debt securities hereinafter called “Exchange Securities”). The Issuers agree to use all commercially reasonable efforts to complete an Exchange Offer with respect to the First Lien Notes no later than 365 days after the date hereof and to complete the Exchange Offer with respect to the New Second Lien Notes no later than 365 days after the Initial Second Lien Notes Issue Date. Each Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. Unless an Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers further agree to use all commercially reasonable efforts to (i) commence each Exchange Offer promptly following the Effective Time of the related Exchange Registration Statement, (ii) hold each Exchange Offer open for at least 20 Business Days in accordance with Regulation 14E promulgated by the Commission under the Exchange Act, or longer, if required by the federal securities laws and (iii) exchange the applicable Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn promptly following the expiration of such Exchange Offer. Each Exchange Offer will be deemed

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to have been “completed” only: (i) if the Exchange Securities received by holders, other than Restricted Holders, in the relevant Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America and (ii) upon the Issuers having exchanged, pursuant to the relevant Exchange Offer, the applicable Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of such Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of such Exchange Offer. The Issuers agree (x) to include in each Exchange Registration Statement a prospectus for use in any resales by any holder of the applicable Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the relevant Exchange Offer and ending upon the earlier of the expiration of the 90th day after such Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Subsections 6(a), (e), (f) and (g).

(b) If (i) on or prior to the time an Exchange Offer is completed, existing law or Commission interpretations are changed such that the Issuers are not permitted to effect such Exchange Offer, (ii) an Exchange Offer has not been completed within the requisite time period provided herein (provided, that the Issuers’ failure to complete such Exchange Offer by the deadline set forth in this Section 2(b)(ii) shall be considered a Registration Default, with respect to the applicable Securities only, for which Additional Interest shall be payable pursuant to Section 2(d) hereof until such time as a Shelf Registration Statement covering resales of the applicable Registrable Securities has become or is declared effective or is no longer required to be kept effective pursuant to this Section 2(b)) or (iii) any holder of Registrable Securities notifies the Issuers prior to the 20th Business Day following the completion of the applicable Exchange Offer that: (A) it is prohibited by law or Commission policy from participating in such Exchange Offer, (B) it may not resell the applicable Exchange Securities to the public without delivering a prospectus and the prospectus supplement contained in the applicable Exchange Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns applicable Securities acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers shall promptly deliver to the holders through the Trustee written notice thereof, and in lieu of (or, in the case of clause (iii), in addition to) conducting such Exchange Offer, as contemplated by Section 2(a), file under the Securities Act no later than 30 days after the time such obligation to file arises (but no earlier than 365 days after the date hereof with respect to the First Lien Notes and 365 days after the Initial Second Lien Notes Issue Date with respect to the New Second Lien Notes) one or more “shelf” registration statements providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities applicable to such Exchange Offer, pursuant to Rule 415 or any similar Rule that may be adopted by the Commission (such filing, a “Shelf Registration,” and each such registration statements, a “Shelf Registration Statement”). The Issuers agree to use all commercially reasonable efforts to cause the Shelf Registration Statement to become

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or be declared effective no later than 90 days after such Shelf Registration Statement filing obligation arises (but no earlier than 365 days after the date hereof with respect to the First Lien Notes and 365 days after the Initial Second Lien Notes Issue Date with respect to the New Second Lien Notes); provided that if at any time the Issuers are or become “well-known seasoned issuers” (as defined in Rule 405) and are eligible to file an “automatic shelf registration statement” (as defined in Rule 405), then the Issuers shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405. The Issuers agree to use all commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (x) the second anniversary of the Effective Time, (y) such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold thereunder and (z) the date upon which all Registrable Securities covered by the Shelf Registration Statement (1) are freely transferable without restriction by persons that are not affiliates of the Issuers pursuant to Rule 144 under the Securities Act or any successor provision thereto or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in Rule 144(d)(1)(ii) so long as such holding period requirement is satisfied), (2) do not bear any restrictive legends and (3) do not bear a restrictive CUSIP number ( the “Shelf Registration Period”). No holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of the applicable Registrable Securities unless such holder is an Electing Holder. The Issuers agree, after the Effective Time of the Shelf Registration Statement and promptly upon the request of any holder of the applicable Registrable Securities that is not then an Electing Holder, to use all commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such holder); provided, however, that nothing in this sentence shall (A) relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Issuers in accordance with Section 3(d)(iii) or (B) require the Issuers to file more than one post-effective amendment to the Shelf Registration Statement in any 45-day period. Notwithstanding anything to the contrary in this Section 2(b), upon notice to the Electing Holders, the Issuers may suspend the use or the effectiveness of such Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement for one or more periods up to 90 days in the aggregate in any 12-month period (each, a “Suspension Period”) if the Issuers deliver a written certificate to the Electing Holders signed by either the Chief Executive Officer of each of the Issuers or the Chief Financial Officer of each of the Issuers, certifying that the Board of Directors or the Board of Managers, as applicable, of each Issuer has determined that there is a valid business purpose for suspension of the Shelf Registration Statement; provided, that the Issuers shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(c) For the sole benefit of each Market Maker or any of their affiliates (as defined under the rules and regulations of the Commission), so long as (x) any of the Registrable Securities are outstanding and (y) it would be necessary under applicable

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laws, rules and regulations, in the reasonable opinion of any Market Maker, for such Market Maker or any of its affiliates to deliver a prospectus in connection with market-making activities with respect to the Registrable Securities or Exchange Securities and such Market Maker or such affiliate proposes to make a market in the Registrable Securities or Exchange Securities as part of its business in the ordinary course (the “Market-Making Conditions”), the following provisions of this Section 2(c) shall apply for the sole benefit of each Market Maker and its affiliates (it being understood that only a person for whom the Market-Making Conditions apply at the applicable time shall be entitled to the use of a Market Making Shelf Registration Statement and related provisions of this Agreement). The Issuers shall use all commercially reasonable efforts to file under the Securities Act a “shelf” registration statement (which may be the Exchange Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the Commission) pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission providing for the registration of, and the sale on a continuous or delayed basis in secondary transactions by each Market Maker of, Registrable Securities (in the event of a Shelf Registration) or Exchange Securities (in the event of an Exchange Offer) (such filing, a “Market Making Shelf Registration,” and such registration statement, a “Market Making Shelf Registration Statement”). The Issuers agree to use all commercially reasonable efforts to cause a Market Making Shelf Registration Statement for each of the First Lien Notes and the New Second Lien Notes, as applicable, that are Registrable Securities or Exchange Securities to become or be declared effective on or prior to (i) the date the applicable Exchange Offer is completed pursuant to Section 2(a) above or (ii) the date the applicable Shelf Registration Statement becomes or is declared effective pursuant to Section 2(b) above, and to keep such Market Making Shelf Registration Statement continuously effective for so long as any Market Maker may be required to deliver a prospectus in connection with transactions in the applicable Securities or the Exchange Securities, as the case may be. In the event that a Market Maker holds Securities at the time the Exchange Offer applicable to such Securities is to be conducted under Section 2(a) above, the Issuers agree that the Market Making Shelf Registration for such Securities shall provide for the resale by such Market Maker of such Securities and shall use their commercially reasonable efforts to keep such Market Making Shelf Registration Statement continuously effective until such time as such Market Maker determines in its reasonable judgment that it is no longer required to deliver a prospectus in connection with the sale of such Securities.

Notwithstanding anything to the contrary in this Section 2(c), upon at least 10 Business Days prior written notice to each Market Maker, the Issuers may elect to cause the Market Making Shelf Registration Statement to provide for the registration of, and the sale on a continuous or delayed basis in secondary transactions by any Affiliate Investor of Securities (in the event of a Shelf Registration) or Exchange Securities (in the event of an Exchange Offer) regardless of whether such Affiliate Investor otherwise would qualify as an Electing Holder eligible to participate in a Shelf Registration Statement in accordance with Section 2(b) hereof; provided, however, if any Market Maker requests in writing at any time that the Issuers exclude any or all Affiliate Investors from a Market Making Shelf Registration Statement, then the Issuers shall either omit such Affiliate Investors from inclusion in such Market Making Shelf

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Registration Statement or promptly amend such Market Making Shelf Registration Statement to exclude them from such Market Making Shelf Registration Statement. The inclusion of any Affiliate Investor in a Market Making Shelf Registration Statement shall not affect the rights of any Market Maker to make any determinations otherwise provided exclusively to each Market Maker in this Agreement.

Notwithstanding the foregoing, the Issuers may suspend the offering and sale under a Market Making Shelf Registration Statement for one or more Suspension Periods if the Issuers deliver a written certificate to the Market Makers signed by either the Chief Executive Officer of each of the Issuers or the Chief Financial Officer of each of the Issuers, certifying that each Issuer has determined that (i) such registration would require (A) disclosure of an event at such time as could reasonably be expected to have a material adverse effect on the business operations or prospects of the Issuers or (B) disclosure of material information relating to a corporate development or (ii) such Market Making Shelf Registration Statement or amendment or supplement thereto contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuers shall promptly notify each Market Maker when such Market Making Shelf Registration Statement may once again be used.

(d) In the event that (i) the Issuers have not filed a Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(b) or (ii) such Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such Shelf Registration Statement is required to become or be declared effective pursuant to Section 2(b) or (iii)(a) an Exchange Offer with respect to the First Lien Notes has not been completed by the 365th day after the date hereof or (b) an Exchange Offer with respect to the New Second Lien Notes has not been completed by the 365th day after the Initial Second Lien Notes Issue Date (if such Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but shall thereafter cease to be effective at any time during the Resale Period or Shelf Registration Period, as applicable, (except as specifically permitted herein, including with respect to any Shelf Registration Statement or during any applicable Suspension Period in accordance with the last sentence of Section 2(b)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), additional interest (“Additional Interest”), in addition to the Base Interest, shall accrue on the outstanding principal amount of the Registrable Securities subject to the Registration Default at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period. Additional Interest shall accrue and be payable only with respect to a single Registration Default on any Note at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time; provided further, when a Registration Default has occurred and is continuing with respect

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to both First Lien Notes and New Second Lien Notes that are Registrable Securities, Additional Interest shall accrue and be payable on the outstanding principal amount of all of the First Lien Notes and New Second Lien Notes that are Registrable Securities during the applicable Registration Default Period with respect to such Registrable Securities. The accrual of Additional Interest shall be the exclusive monetary remedy available to the holders of Registrable Securities for any Registration Default.

(e) The Issuers shall take all actions necessary or advisable to be taken by them to ensure that the transactions contemplated herein are effected as so contemplated in Section 2(a), Section 2(b) or Section 2(c), as applicable.

(f) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

(g) Notwithstanding anything to the contrary in this Agreement, the obligations of the Issuers under this Section 2 shall terminate with respect to any Security that ceases to be a Registrable Security in accordance with the definition of “Registrable Securities.”

(h) For the avoidance of doubt, the Issuers may, to the extent permitted by applicable law, including the Securities Act, comply with their obligations under this Section 2 to file under the Securities Act and cause to be declared effective any registration statement by filing and causing to be declared effective a single registration statement with respect to both the First Lien Notes and the New Second Lien Notes that are Registrable Securities.

3. Registration Procedures.

If the Issuers file a registration statement pursuant to Section 2(a), Section 2(b) or Section 2(c) the following provisions shall apply:

(a) At or before the Effective Time of an Exchange Registration, a Shelf Registration or a Market Making Shelf Registration, whichever may be first with respect to each of the First Lien Notes and New Second Lien Notes, the Issuers shall qualify the applicable Indenture under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the applicable Indenture, the Issuers shall appoint a new trustee thereunder pursuant to the applicable provisions of such Indenture.

(c) In connection with the Issuers’ obligations with respect to the registration of applicable Exchange Securities as contemplated by Section 2(a) (an “Exchange Registration”), if applicable, the Issuers shall:

(i) prepare and file with the Commission an Exchange Registration Statement on any form which may be utilized by the Issuers and which shall permit an Exchange Offer and resales of such Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a);

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(ii) promptly prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding such Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of such Exchange Securities;

(iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in such Exchange Registration Statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information relating to such Exchange Registration Statement or prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuers contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of such Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) the occurrence of any event that causes either Issuer to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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(iv) in the event that the Issuers would be required, pursuant to Section 3(c)(iii)(G), to notify any broker-dealers holding such Exchange Securities (except as otherwise permitted during any Suspension Period), promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi) use all commercially reasonable efforts to (A) register or qualify such Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the applicable Exchange Offer, to the extent required by such laws, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period, (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding such Exchange Securities to consummate the disposition thereof in such jurisdictions and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the applicable Exchange Offer and the offering and sale of such Exchange Securities by broker-dealers during the Resale Period; provided, however, that neither Issuer shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(vii) provide a CUSIP number for such Exchange Securities, not later than the applicable Effective Time; and

(viii) comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Exchange Registration Statement, an earnings statement of the Issuers and their subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuers, Rule 158 thereunder); provided, however, that this requirement shall be deemed satisfied by the Issuers’ compliance with Section 4.03 of the applicable Indenture.

(d) In connection with the Issuers’ obligations with respect to any Secondary Offer Shelf Registration, if applicable, the Issuers shall use all commercially reasonable efforts to cause the applicable Secondary Offer Registration Statement to permit the disposition of the Registrable Securities by the holders thereof, in the case of the Shelf Registration, and of the Securities or the Exchange Securities by any Market Maker and

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any Affiliate Investor, in the case of a Market Making Shelf Registration (in each case, subject to any applicable Suspension Period), in accordance with the intended method or methods of disposition thereof provided for in the applicable Secondary Offer Registration Statement. In connection therewith, the Issuers shall:

(i) (A) prepare and file with the Commission, within the time periods specified in Section 2(b) and Section 2(c) hereof, as applicable, a Secondary Offer Registration Statement on any form which may be utilized by the Issuers, which shall (x) register all of such Registrable Securities, in the case of a Shelf Registration, and such Securities and such Exchange Securities, in the case of a Market Making Shelf Registration, for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of such Registrable Securities as, from time to time, may be Electing Holders, in the case of a Shelf Registration, or any Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration, and (y) be, in the case of a Market Making Shelf Registration, in the form approved by each Market Maker, and (B) use all commercially reasonable efforts to cause each such Secondary Offer Registration Statement to become effective within the time periods specified in Section 2(b) and Section 2(c) hereof, as applicable;

(ii) mail the Notice and Questionnaire to the holders of such Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), mail the Notice and Questionnaire to the holders of such Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of such Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Issuers; in the case of any Affiliate Investor that desires to participate in any Market Making Shelf Registration, such Affiliate Investor shall have returned a completed and signed Notice and Questionnaire to the Issuers prior to the time that the Issuers notify each Market Maker of their intention to include such Affiliate Investor in the Market Making Shelf Registration, and the responses by the Affiliate Investor in such Notice and Questionnaire shall be reasonably satisfactory to each of the Issuers and each Market Maker; provided, however, that holders of such Registrable Securities (in the case of a Shelf Registration Statement) or any Affiliate Investor (in the case of a Market Making Shelf Registration) shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such holder or provided to such Affiliate Investor to return a completed and signed Notice and Questionnaire to the Issuers;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of such Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Issuers shall not be required to (A) take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of such Registrable Securities until such

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holder has returned a completed and signed Notice and Questionnaire to the Issuers and (B) nothing in this clause (iii) shall require the Issuers to file a post-effective amendment to the Shelf Registration Statement more than once in any 45-day period; provided, however, that this clause (B) shall not be applicable for the last 60 days that the Shelf Registration Statement is effective;

(iv) as soon as practicable (A) prepare and file with the Commission such amendments and supplements to the Secondary Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Secondary Offer Registration Statement for the period specified in Section 2(b) and Section 2(c) hereof, as applicable, and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Secondary Offer Registration Statement and, in the case of an amendment to or supplement of the Market Making Shelf Registration Statement, each in a form approved by each Market Maker, and (B) furnish to the Electing Holders, in the case of a Shelf Registration, and each Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration, copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission to the extent such documents are not publicly available on the Commission’s EDGAR System;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of such Registrable Securities, Securities or Exchange Securities, as applicable, covered by such Secondary Offer Registration Statement in accordance with the intended methods of disposition provided for therein by the Electing Holders, in the case of a Shelf Registration, or any Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration;

(vi) provide (A) with respect to a Shelf Registration, a representative of the Electing Holders and not more than one counsel for all the Electing Holders in each case designated by the holders of at least a majority in aggregate principal amount of such Registrable Securities held by the Electing Holders (which counsel shall be reasonably satisfactory to the Issuers), and (B) with respect to a Market Making Shelf Registration, each Market Maker and one counsel for all Market Makers and any Affiliate Investor, the opportunity to participate in the preparation of such Secondary Offer Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) for a reasonable period prior to the filing of such Secondary Offer Registration Statement, and throughout the periods specified in Section 2(b) or Section 2(c) hereof, as applicable, make available at reasonable times at the Issuers’ principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Issuers that they have a current intention to sell such Registrable Securities pursuant to the Shelf Registration, or such Securities or Exchange Securities pursuant to the Market Making Shelf Registration, as applicable, such financial and other information and books and records of the Issuers, and cause the officers, employees, counsel and independent certified public accountants of the Issuers to respond to such inquiries, as shall be reasonably necessary (and in the case

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of counsel, not violate an attorney-client privilege, in such counsel’s reasonable belief), in the judgment of the respective counsel referred to in Section 3(d)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of such Registrable Securities held by the Electing Holders at the time outstanding and any managing underwriter participating in the distribution of such Registrable Securities being sold; and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Issuers as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Secondary Offer Registration Statement or otherwise), or (B) such person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Issuers prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Secondary Offer Registration Statement or the prospectus included therein or in an amendment to such Secondary Offer Registration Statement or an amendment or supplement to such prospectus in order that such Secondary Offer Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) promptly notify each of the Electing Holders, any managing underwriter, each Market Maker or each of the Affiliate Investors, as applicable, and confirm such advice in writing, (A) when such Secondary Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Secondary Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto which are relevant to the Electing Holders, any managing underwriter, any Market Maker or any Affiliate Investor, as applicable, or any request by the Commission for amendments or supplements to such Secondary Offer Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Secondary Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuers set forth in Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of such Registrable Securities or such Securities or Exchange Securities, as applicable, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) the occurrence of any event that causes either Issuer to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time when a prospectus is required to be delivered under the Securities Act, that such Secondary Offer Registration

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Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Secondary Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x) if requested by any managing underwriter, Electing Holder, any Market Maker or any Affiliate Investor, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter, Electing Holder, such Market Maker or such Affiliate Investor specifies should be included therein relating to the terms of the sale of such Registrable Securities or such Securities or Exchange Securities, as applicable, including information with respect to the principal amount of such Registrable Securities or such Securities or Exchange Securities, as applicable, being sold by such Electing Holder, managing underwriter, such Market Maker or any Affiliate Investor, the name and description of such managing underwriter, Electing Holder, such Market Maker or any Affiliate Investor, the offering price of such Registrable Securities or such Securities or Exchange Securities, as applicable, and any discount, commission or other compensation payable in respect thereof and with respect to any other terms of the offering of such Registrable Securities or such Securities or Exchange Securities, as applicable, to be sold by such Electing Holder, managing underwriter, such Market Maker or any Affiliate Investor; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi) furnish upon request to each managing underwriter, each Market Maker and each Electing Holder and the respective counsel referred to in Section 3(d)(vi) an executed copy (or, in the case of an Electing Holder or Affiliate Investor, a conformed copy) of such Secondary Offer Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Secondary Offer Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Market Maker, managing underwriter, Electing Holder or Affiliate Investor) and of the prospectus included in such Secondary Offer Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the Commission’s EDGAR System, and such other documents, as such Market Maker, such managing underwriter or Electing Holder or Affiliate Investor may reasonably request in order to facilitate the offering and disposition of such Registrable Securities owned by such Electing Holder or underwritten by such managing underwriter, such Securities or

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Exchange Securities owned by such Market Maker or such Affiliate Investor, as applicable, and to permit such Electing Holder and managing underwriter, if any, and Affiliate Investor to satisfy the prospectus delivery requirements of the Securities Act; and subject to Section 3(e), the Issuers hereby consent to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Market Maker, Electing Holder, managing underwriter, and Affiliate Investor (in each case subject to any applicable Suspension Period), in each case in the form most recently provided to such person by the Issuers, in connection with the offering and sale of such Registrable Securities, Securities or Exchange Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii) use all commercially reasonable efforts to (A) register or qualify such Registrable Securities to be included in such Secondary Offer Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) or the period the Market Making Shelf Registration is required to remain effective under Section 2(c), as applicable, and for so long as may be necessary to enable any such Market Maker, Electing Holder, underwriter or Affiliate Investor to complete its distribution of Registrable Securities pursuant to such Secondary Offer Registration Statement, (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, Affiliate Investor and Market Maker, as applicable, to consummate the disposition in such jurisdictions of such Registrable Securities, and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such Secondary Offer Registration Statement or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that neither Issuer shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(xiii) unless any such Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders, managing underwriters and each Market Maker to facilitate the timely preparation and delivery of certificates representing such Registrable Securities, to be sold, which certificates, if so required by any securities exchange upon which any such Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

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(xiv) provide a CUSIP number for all such Registrable Securities, Securities or Exchange Securities, as applicable, not later than the applicable Effective Time;

(xv) notify in writing each holder of such Registrable Securities and each Market Maker of any proposal by the Issuers to amend or waive any provision of this Agreement pursuant to Section 9(h) and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xvi) comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Secondary Offer Registration Statement an earnings statement of the Issuers and their subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuers, Rule 158 thereunder); provided, however, that this requirement shall be deemed satisfied by the Issuers’ compliance with Section 4.03 of the applicable Indenture; and

(xvii) for so long as any Market Maker may be required to deliver a prospectus in connection with the offer and sale of such Securities or Exchange Securities in secondary transactions, to furnish to each Market Maker copies of all reports or other communications (financial or other) furnished to stockholders of the Issuers, and deliver to each Market Maker (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or interdealer automated quotation system on which such Securities or Exchange Securities or any other securities of the Issuers are listed or quoted and (ii) such additional information concerning the business and financial condition of the Issuers and their subsidiaries as any Market Maker may from time to time reasonably request.

(e) In the event that the Issuers would be required, pursuant to Section 3(d)(viii)(G), to notify the Electing Holders, managing underwriters, the Market Makers or Affiliate Investors, the Issuers shall promptly prepare and furnish to each Electing Holder, managing underwriter, Market Maker and Affiliate Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Registrable Securities, Securities or Exchange Securities, as applicable, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder, managing underwriter, Market Maker and Affiliate Investor agrees that upon receipt of any notice from the Issuers pursuant to Section 3(d)(viii)(G), such Electing Holder, managing underwriter, Market Maker and Affiliate Investor shall forthwith discontinue the disposition of such Registrable Securities, Securities or Exchange Securities, as applicable, pursuant to the Secondary Offer Registration Statement applicable to such Registrable Securities, Securities or Exchange Securities until such Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall have received copies of such amended or

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supplemented prospectus, and if so directed by the Issuers, such Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies, then in such Electing Holder’s, managing underwriter’s, Market Maker’s or Affiliate Investor’s possession of the prospectus covering such Registrable Securities, Securities or Exchange Securities, as applicable, at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire as to which any Shelf Registration pursuant to Section 2(b) is being effected or to be provided by each Market Maker and each Affiliate Investor in connection with the Market Making Shelf Registration pursuant to Section 2(c), the Issuers may require such Electing Holder, Market Maker or an Affiliate Investor, as applicable, to furnish to the Issuers such additional information regarding such Electing Holder, Market Maker or Affiliate Investor, and such Electing Holder’s, Market Maker’s or Affiliate Investor’s, intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder, Market Maker and Affiliate Investor agrees to notify the Issuers as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder, Market Maker or Affiliate Investor, to the Issuers or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration or Market Making Shelf Registration, as applicable, contains or would contain an untrue statement of a material fact regarding such Electing Holder, Market Maker or Affiliate Investor, or such Electing Holder’s, Market Maker’s or Affiliate Investor’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder, Market Maker or an Affiliate Investor, or such Electing Holder’s intended method of disposition of such Registrable Securities, Securities or Exchange Securities, as applicable, required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Issuers any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder, Market Maker or Affiliate Investor, or the disposition of such Registrable Securities, Securities, or Exchange Securities, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Until the issuance of relevant Exchange Securities or the effectiveness of the Shelf Registration Statement, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144) controlled by the Issuers to, resell any of the Notes subject to such Exchange Offer or such Registration, as applicable, which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(h) As a condition to its participation in an Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Issuers, a written representation to the Issuers (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender

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Offer Procedures, in either case contemplated by the Exchange Registration Statement) to the effect that (A) it is not an “affiliate” of either Issuer, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) if it is not a broker-dealer, it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in such Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker-dealer that holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Issuers or any of their affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in such Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in such Exchange Offer from the Issuers or any of their affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

(i) Notwithstanding anything to the contrary contained herein, the Issuers may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that a Market Making Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities or Exchange Securities, as applicable, and may issue any notice suspending use of such Market Making Shelf Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Issuers shall not be obligated to amend or supplement such Market Making Shelf Registration Statement or the prospectus included therein until they reasonably deem appropriate. Each Market Maker agrees that upon receipt of any notice from the Issuers pursuant to this Section 3(i), it will discontinue use of each Market Making Shelf Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto until advised in writing by the Issuers that the use of a Market Making Shelf Registration Statement may be resumed.

4. Registration Expenses.

The Issuers, jointly and severally, agree to bear and to pay or cause to be paid promptly all expenses incident to the Issuers’ performance of or compliance with this Agreement, including (a) all Commission and any Financial Industry Regulatory Authority registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the Electing Holders, Market Makers, underwriters and Affiliate Investors in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Registrable Securities, Securities or Exchange Securities, as applicable, for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(xii) and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders, any underwriters, Market Makers or Affiliate Investors may designate, including any reasonable fees and disbursements of counsel for the Electing Holders, any underwriters, Market Makers or

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Affiliate Investors in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities or Exchange Securities, as applicable, for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Registrable Securities, Securities or Exchange Securities, as applicable, to be disposed of (including certificates representing the Registrable Securities or Exchange Securities, as applicable), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Registrable Securities or Exchange Securities, as applicable, and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indentures, any agent of the Trustee and any counsel for the Trustee and of any custodian, (f) the Issuers’ internal expenses (including all salaries and expenses of the Issuers’ officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Issuers, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities applicable to such Shelf Registration held by Electing Holders (which counsel shall be reasonably satisfactory to the Issuers), one counsel for the Market Makers retained in connection with a Market Making Shelf Registration, as selected by the Market Makers, and one counsel for the Affiliate Investors retained in connection with a Market Making Shelf Registration, as selected by the Affiliate Investors of at least a majority in aggregate principal amount of the Registrable Securities applicable to such Market Making Shelf Registration held by such Affiliate Investors, (i) any fees charged by securities rating services for rating the Registrable Securities or Exchange Securities, as applicable, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Issuers in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, any Market Maker or Affiliate Investor, the Issuers shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered, or any Market Maker or any Affiliate Investor, as applicable, shall pay all placement or agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities or Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

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5. Representations and Warranties.

The Issuers, jointly and severally, represent and warrant to, and agree with, each Market Maker that:

(a) Each registration statement covering Registrable Securities, Securities or Exchange Securities, as applicable, and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (A) from (i) such time as a notice has been given to holders of Registrable Securities or Market Makers or Affiliate Investors, as applicable, pursuant to Section 3(c)(iii)(G) or Section 3(d)(viii)(G) until (ii) such time as the Issuers furnish an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) or (B) during any applicable Suspension Period, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d), as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a holder of Registrable Securities, any Market Maker or an Affiliate Investor, as applicable, expressly for use therein, which information, with respect to information provided by any Market Maker for inclusion in the prospectus forming a part of the Market Making Shelf Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

(b) Any documents incorporated by reference in any prospectus referred to in Section 5(a), when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a holder of Registrable Securities, any Market Maker or an Affiliate Investor, as applicable, expressly for use therein, which information, with respect to information provided by the Market Maker for inclusion in the prospectus forming a part of the Market Making Shelf Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

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(c) The compliance by the Issuers with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries is bound or to which any of the property or assets of the Issuers or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws or other governing documents, as applicable, of the Issuers or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers or any of their subsidiaries or any of their respective properties, except in the case of (i) and (iii) above, for such conflicts, breaches or defaults as would not reasonably be expected to result in a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Issuers and their subsidiaries, taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Issuers of the transactions contemplated by this Agreement, except (w) the registration under the Securities Act of the Registrable Securities, Securities or Exchange Securities, as applicable, and qualification of the Indentures under the Trust Indenture Act, (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Registrable Securities, Securities or Exchange Securities, as applicable, (y) such consents, approvals, authorizations, registrations or qualifications that have been obtained and are in full force and effect as of the date hereof and (z) such consents, approvals, authorizations, registrations or qualifications that the failure to have would not reasonably be expected to have a Material Adverse Effect.

This Agreement has been duly authorized, executed and delivered by the Issuers.

6. Indemnification and Contribution.

(a) Indemnification by the Issuers. The Issuers, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement, each of the Market Makers as holders of Registrable Securities or Exchange Securities included in a Market Making Shelf Registration Statement and each of the Affiliate Investors as holders of Registrable Securities or Exchange Securities included in a Market Making Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder, such Market Maker, such Electing Holder or Affiliate Investor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement

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or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Secondary Offer Registration Statement, as the case may be, under which such series of Registrable Securities or Exchange Securities, as applicable, were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuers to any such holder, such Market Maker, such Electing Holder or Affiliate Investor or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any such holder, such Market Maker, such Electing Holder and such Affiliate Investor for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by such person expressly for use therein, which information, with respect to information provided by any Market Makers for inclusion in the prospectus forming a part of the Market Making Shelf Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

(b) Indemnification by the Holders. Each holder of Registrable Securities, severally and not jointly, will (i) indemnify and hold harmless the Issuers and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Issuers or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuers to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Electing Holder expressly for use therein, and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

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(c) Indemnification by the Market Makers. The Issuers may require, as a condition to including any Securities or Exchange Securities in a Market Making Shelf Registration Statement filed pursuant to Section 2(c) hereof and to entering into any underwriting agreement with respect thereto, that the Issuers shall have received an undertaking reasonably satisfactory to them from each underwriter named in any such underwriting agreement, severally and not jointly, to, and each Market Maker shall, and hereby agrees to, (i) indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Market Making Shelf Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Issuers to the Market Makers or to any such underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Market Maker or such underwriter expressly for use therein, which information, with respect to information provided by any Market Maker for inclusion in the prospectus forming a part of such Market Making Shelf Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, in the case of Securities held by any Market Maker at the time of an Exchange Offer, no Market Maker shall be required to undertake liability to any person under this Section 6(c) for any amounts in excess of the dollar amount of the proceeds to be received by such Market Maker from the sale of such Securities by such Market Maker pursuant to such Market Making Shelf Registration.

(d) Indemnification by Affiliate Investors in Connection with the Market Making Shelf Registration. The Issuers may require, as a condition to including any Securities or Exchange Securities in a Market Making Shelf Registration Statement filed pursuant to Section 2(d) hereof and to entering into any underwriting agreement with respect thereto, that the Issuers shall have received an undertaking reasonably satisfactory to them from each underwriter named in any such underwriting agreement, severally and not jointly, to, and each Affiliate Investor shall, and hereby agrees to, (i) indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such

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Market Making Shelf Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Issuers to such Affiliate Investor or to any such underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Affiliate Investor or such underwriter expressly for use therein, and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, in the case of Securities held by any Market Maker at the time of an Exchange Offer, no Market Maker shall be required to undertake liability to any person under this Section 6(d) for any amounts in excess of the dollar amount of the proceeds to be received by such Market Maker from the sale of such Securities by such Market Maker pursuant to such Market Making Shelf Registration.

(e) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a), 6(b), 6(c) or 6(d) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have

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employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (with respect to which the indemnified parties (i) are actual parties, or (ii) would reasonably be expected to become parties, to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(f) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a), 6(b), 6(c) or 6(d) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(f), none of any holder, Affiliate Investor or, in the case of a Market Making Shelf Registration relating to the sale by any Market Maker of Securities held by it at the time of an Exchange Offer, such Market Maker, shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of Registrable Securities or such Market Maker or any Affiliate Investor from the sale of any Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder or such Market Maker or such Affiliate Investor, as applicable, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning

28

of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’, Market Maker’s and any Affiliate Investor’s obligations in this Section 6(f) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them on such registration statement and not joint.

(g) The obligations of the Issuers under this Section 6 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Market Maker, each holder, Electing Holder, Affiliate Investor, and each person, if any, who controls any Market Maker, any holder, Electing Holder or Affiliate Investor within the meaning of the Securities Act; and the obligations of the Market Makers, the holders, the Electing Holders, the Affiliate Investors contemplated by this Section 6 shall be in addition to any liability which the Market Makers, the respective holder or Affiliate Investor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers (including any person who, with his consent, is named in any registration statement as about to become a director of the Issuers) and to each person, if any, who controls the Issuers within the meaning of the Securities Act.

7. Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Issuers and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the Issuers give their prior written consent to such underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Issuers, (c) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (d) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Rule 144.

The Issuers covenant to the holders of Registrable Securities, the Market Makers or any Affiliate Investor that to the extent they shall be required to do so under the Exchange Act, the Issuers shall timely file the reports required to be filed by them under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any holder of Registrable Securities, any Market Maker or any Affiliate Investor may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities or any Market Maker or any Affiliate Investor to sell Securities or Exchange Securities without registration under the Securities

29

Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, any Market Maker or any Affiliate Investor in connection with that holder’s, that Market Maker’s or that Affiliate Investor’s sale pursuant to Rule 144, the Issuers shall deliver to such holder, such Market Maker or such Affiliate Investor a written statement as to whether they have complied with such requirements.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Issuers represent, warrant, covenant and agree that they have not granted, and shall not grant, registration rights with respect to Registrable Securities, Securities or Exchange Securities, as applicable, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Issuers fail to perform any of their respective obligations hereunder and that the Initial Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuers under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction. Time shall be of the essence in this Agreement.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Issuers, to them at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, Attention: General Counsel and if to a holder, to the address of such holder set forth in the security register or other records of the Issuers, or to such other address as the Issuers or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Issuers shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

30

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf any Market Maker, any Affiliate Investor or any holder of Registrable Securities, any director, officer or partner of such Market Maker, such Affiliate Investor or such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder or of Securities or Exchange Securities by any Market Maker or any Affiliate Investor and the consummation of an Exchange Offer.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indentures and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuers, the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding, and each of the Market Makers; provided, however, that any such amendment or waiver affecting solely provisions of this Agreement relating to the Market Making Shelf Registration may be effected by a written instrument duly executed solely by the Issuers and each of the Market Makers. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities and the address of each Market Maker and each Affiliate Investor shall be made available for inspection and copying on any Business Day by any Market Maker, any Affiliate Investor or any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indentures and this Agreement) at the offices of the Issuers at the address thereof set forth in Section 9(c) and at the office of the Trustee under the Indentures.

31

(j) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(k) Severability. If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Issuers.

[SIGNATURE PAGE FOLLOWS]

32

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

For themselves and as Representatives of the
Several Initial Purchasers Named in Schedule I to the Purchase Agreement

By:	Citigroup Global Markets Inc.

By:	/s/ Kirkwood Roland
Name:	Kirkwood Roland
Title:	Director

By:	Goldman, Sachs & Co.

By:	/s/ Michael Hickey
Name:	Michael Hickey
Title:	Vice President

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Jean-Pierre Boudrias
Name:	Jean-Pierre Boudrias
Title:	Director

By:	J.P. Morgan Securities LLC

By:	/s/ J.W. Price
Name:	J.W. Price
Title:	Executive Director

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

By:	Morgan Stanley & Co. LLC

By:	/s/ Nicholas Romig
Name:	Nicholas Romig
Title:	Vice President

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

Exhibit A

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”) [6.875% Senior Secured Notes due 2017 / 11.750% Senior Secured Second Lien Notes due 2022] (the “Securities”) are held.

The Issuers are in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact the Issuers, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, (214) 812-4600.

*	Not less than 28 calendar days from date of mailing.

A-1

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Registration Rights Agreement (the “Registration Rights Agreement”) among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”) and the Initial Purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuers have filed or will file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [__] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuers’ [6.875% Senior Secured Notes due 2017 / 11.750% Senior Secured Second Lien Notes due 2022] (the “Securities”). A copy of the Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the Commission’s website at www.sec.gov. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Issuers’ counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Registration Rights Agreement.

A-2

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto. In addition, the undersigned, by signing and returning this Notice and Questionnaire, represents and warrants that the representation set forth in Section 3(h) of the Registration Rights Agreement is true and correct as of the date hereof.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuers, their officers who sign any Shelf Registration Statement, and each person, if any, who controls the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), against certain losses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Issuers and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Issuers and represents and warrants that such information is accurate and complete:

A-3

QUESTIONNAIRE

(1)	(a)	Full legal name of Selling Securityholder:

	(b)	Full legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

	(c)	Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2)	Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail for Contact Person:

(3)	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

	(a)	Principal amount of Registrable Securities beneficially owned:
CUSIP No(s). of such Registrable Securities:

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

	(c)	Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

A-4

(4)	Beneficial Ownership of Other Securities of the Issuers:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Issuers, other than the Securities listed above in Item (3).

State any exceptions here:

(5)	Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities. Selling Securityholders should disclose the beneficial holders, not nominee holders or other such others of record. In addition, the Commission has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

	(a)	Is the holder a Reporting Company?

Yes ☐ No ☐

If “No”, please answer Item (5)(b).

	(b)	List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

A-5

(6)	Relationships with the Issuers:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuers (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(7)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior written agreement of the Issuers.

A-6

(8)	Broker-Dealers:

The Commission requires that all Selling Securityholders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement. In addition, the Commission requires that all Selling Securityholders that are registered broker-dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

	(a)	State whether the undersigned Selling Securityholder is a registered broker-dealer:

		Yes	☐ No ☐

	(b)	If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable. Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

		(i)	Were the Securities acquired as compensation for underwriting activities?

		Yes	☐ No ☐

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

		(ii)	Were the Securities acquired for investment purposes?

		Yes	☐ No ☐

		(iii)	If you answered “No” to both (i) and (ii), please explain the Selling Securityholder’s reason for acquiring the Securities:

A-7

(c)	State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

	Yes	☐ No ☐

(d)	If you answered “Yes” to question (c) above:

	(i)	Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

	Yes	☐ No ☐

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

	(ii)	At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

	Yes	☐ No ☐

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

A-8

(9)	Hedging and short sales:

	(a)	State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

		Yes	☐ No ☐

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

	(b)	Set forth below is Interpretation A.65 of the Commission’s July 1997 Manual of Publicly Available Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

* * * * *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless the Issuers and certain other persons as set forth in the Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Issuers, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

A-9

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Issuers in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Issuers of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Issuers may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act. Except as otherwise provided in the Registration Rights Agreement, all notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Issuers:

Energy Future Intermediate Holding Company LLC EFIH Finance Inc. Energy Plaza 1601 Bryan Street Dallas, Texas 75201-3411 Attention: General Counsel

(ii) With a copy to:

Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue Dallas, Texas 75201 Attention: Robert B. Little, Esq.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Issuers’ counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Issuers and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

A-10

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE ISSUERS’ COUNSEL AT:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue

Dallas, Texas 75201

Attention: Robert B. Little, Esq.

A-11

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

c/o The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

101 Barclay Street

Floor 8W

New York, NY 10286

Attention: Trust Officer

Re:	Energy Future Intermediate Holding Company LLC and EFIH Finance

Inc. (the “Issuers”)

[6.875% Senior Secured Notes due 2017 / 11.750% Senior Secured

Second Lien Notes due 2022]

Dear Sirs:

Please be advised that                     has transferred $        aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [    ] (File No. 333-            ) filed by the Issuers.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:

(Authorized Signature)

B-1